UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CABELA’S INCORPORATED
(Name of Registrant as Specified In Its Charter)

Not applicable
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April 26, 2011

Dear Fellow Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, June 8, 2011, at 10:00 a.m. Mountain Time, at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162.

     The doors will open at Sidney High School at 8:00 a.m. Mountain Time for a continental breakfast and other activities, including:
  Cabela’s merchandise trade show showcasing new products;

  Cooking demonstrations;

  Nebraska Game and Parks Commission booth;

  Boat displays;

  Shooting simulator;

  Activision gaming kiosk; and

  Fly tying and fly casting demonstrations.
     The formal Annual Meeting of Shareholders will convene at 10:00 a.m. Mountain Time and will be followed by a tour of our Corporate Headquarters beginning at 1:30 p.m. Mountain Time.

     Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, we also will discuss our results for the past year and answer your questions.

     We are pleased to take advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our shareholders over the Internet. On April 26, 2011, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of April 11, 2011, which contains instructions for our shareholders’ use of this process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the notice. These proxy materials will be available free of charge.

     The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote on the matters presented. You may vote your proxy via the Internet. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

     Thank you for your continued support and interest in Cabela’s.

Sincerely,

Thomas L. Millner
President and Chief Executive Officer

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2011

     The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Cabela’s Incorporated (the “Company”) will be held at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162, on Wednesday, June 8, 2011, at 10:00 a.m. Mountain Time. The purposes of the Annual Meeting are to:

1.	Elect the ten directors named in the accompanying Proxy Statement;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011;

3.	Hold an advisory vote on executive compensation as disclosed in the accompanying Proxy Statement;

4.	Hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years;

5.	Approve management’s proposal to approve amendments to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting;

6.	Approve management’s proposal to approve amendments to our Amended and Restated Certificate of Incorporation to eliminate the class of nonvoting common stock; and

7.	Transact such other business as may properly come before the meeting or any adjournment thereof.

     Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on April 11, 2011, to receive notice of, and to vote at, the Annual Meeting. Shares of the Company’s common stock can be voted at the Annual Meeting in person or by valid proxy.

     A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at the Company’s Corporate Headquarters located at One Cabela Drive, Sidney, Nebraska 69160 for ten days before the Annual Meeting between 8:00 a.m. and 5:00 p.m. Mountain Time and during the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. This will ensure the presence of a quorum at the Annual Meeting. A website address with instructions on how to vote your proxy via the Internet is included on your Notice of Internet Availability of Proxy Materials. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Brent LaSure
Secretary

 April 26, 2011

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2011

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the holders of shares of common stock of Cabela’s Incorporated to be voted at the Annual Meeting of Shareholders to be held on Wednesday, June 8, 2011, at 10:00 a.m. Mountain Time at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162 (the “Annual Meeting”).

     Under the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability. Instead, the Notice of Internet Availability will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

     The Notice of Internet Availability was first mailed to shareholders entitled to vote at the Annual Meeting on or about April 26, 2011.

     The terms “we,” “our,” “us,” “Cabela’s,” or the “Company” refer to Cabela’s Incorporated and its subsidiaries.

VOTING INFORMATION

     What is the purpose of the Annual Meeting?

     At the Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. In addition, management will report on the performance of Cabela’s during fiscal 2010 and respond to questions from shareholders.

     Who may vote?

     You may vote at the Annual Meeting if you owned shares of our common stock at the close of business on April 11, 2011 (the “Record Date”). You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on the Record Date. As of the Record Date, there were 69,102,288 shares of our common stock issued and outstanding.

     Who counts the votes?

     Votes at the Annual Meeting will be tabulated by a representative of Wells Fargo Shareowner Services, who will serve as the Inspector of Elections, and the results of all items voted upon will be announced at the Annual Meeting.

     Who can attend the Annual Meeting?

     All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:30 a.m. Mountain Time. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

     What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting Cabela’s to conduct its business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. A “broker non-vote” occurs if you do not provide the record holder of your shares with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you.

     What vote is required to approve each item?

     There are differing vote requirements for the various proposals.
  The ten nominees for director (Proposal One) will be elected if the votes cast for each nominee exceed the votes cast against each nominee. Abstentions will not count as votes cast either for or against a nominee.

  The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:
  ratification of the appointment of the independent registered public accounting firm (Proposal Two); and

  advisory approval of 2010 executive compensation (Proposal Three).
     Abstentions will have the same effect as a vote “against” these proposals.
  The vote on frequency of future advisory votes on executive compensation (Proposal Four) asks shareholders to express their preference for one of three choices for future advisory votes on executive compensation—every year, every other year, or every three years. Abstentions have the same effect as not expressing a preference.

  The proposal to amend our Amended and Restated Certificate of Incorporation (Proposal Five) to eliminate supermajority voting and outdated references to our former classified Board of Directors requires the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock of the Company. Abstentions will have the same effect as a vote “against” this proposal.

  The proposal to amend our Amended and Restated Certificate of Incorporation (Proposal Six) to eliminate nonvoting common stock requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company. Abstentions will have the same effect as a vote “against” this proposal.
     If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent registered public accounting firm and the proposals to amend our Amended and Restated Certificate of Incorporation, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

     How do I vote?

     You can vote on a matter to come before the Annual Meeting in two ways:
  You can attend the Annual Meeting and cast your vote in person; or

  You can vote by proxy.
     Written ballots will be available at the Annual Meeting if you wish to vote at the Annual Meeting. However, if your shares are held in the name of your broker, bank, or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your shares indicating that you were the beneficial owner of the shares on the Record Date.

     If you vote by proxy, we will vote your shares according to your instructions, or if you provide no instructions, according to the recommendation of the Board.

     If you choose to vote by proxy, you may do so using the Internet, or, if you request a printed copy of your proxy materials, by telephone or by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

     Via the Internet – Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. Central Time on June 7, 2011. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you received a proxy card in the mail but choose to vote via the Internet, you do not need to return your proxy card.

     By Telephone – The Notice of Internet Availability includes a toll-free number you can call to request printed copies of your proxy materials. The printed proxy materials include a different toll-free number you can call for voting. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. Central Time on June 7, 2011. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

     By Mail – Shareholders who receive a proxy card may elect to vote by mail and should complete, sign, and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of a proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

     If you participate in the Company’s 401(k) Savings Plan (the “401(k) Plan”) and have contributions invested in the Company’s common stock as of the Record Date, you will receive a Notice of Internet Availability prior to the Annual Meeting. This notice will contain instructions on how, via the Internet, you can direct the trustee of the 401(k) Plan to vote your shares of common stock held in the 401(k) Plan. If you request a printed copy of your proxy materials, you may also vote your shares of common stock held in the 401(k) Plan by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If your proxy is not received by our transfer agent by June 3, 2011, your shares of common stock held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

     Can I revoke my proxy?

     Yes, you can revoke your proxy if your shares are held in your name by:
  Filing a written notice of revocation with our Secretary before the Annual Meeting;

  Providing subsequent Internet or telephone instructions;

  Delivering a valid proxy card bearing a later date; or

  Voting in person at the Annual Meeting.

     Who will bear the cost of this proxy solicitation?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of preparing, assembling, and mailing the Notice of Internet Availability, Proxy Statement, and other soliciting materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

PROPOSAL ONE -
ELECTION OF DIRECTORS

     All of our directors are subject to annual election. Our Amended and Restated Bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Amended and Restated Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if shareholders do not elect the director. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

     Unless authority is withheld, proxies will be voted for the nominees listed and, in the event any nominee is unable to serve as a director, will be voted for any substitute nominee proposed by the Board.

     The Nominating and Corporate Governance Committee works with the Board on a regular basis to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and appropriate experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a growing publicly-traded company in today’s business environment, understanding of the Company’s business, educational and professional background, and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

     All our directors bring to the Board a wealth of executive leadership experience derived from their service as executives and, in many cases, chief executive officers and chairmen of large companies. Our Corporate Governance Guidelines regarding directors require that each individual director possess all of the following characteristics: integrity and accountability; informed judgment; financial literacy; mature confidence; high performance standards; passion; and creativity. Below we identify and describe the key experience, qualifications, and skills our directors bring to the Board that are important in light of our businesses and structure. The directors’ experiences, qualifications, and skills that the Board considered in their re-nominations are included in their individual biographies.
  Management and Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer or president positions, provide the Company with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth.

  Financial Expertise. We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial metrics. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially literate.

  Industry Experience. We seek to have directors with experience as executives or directors in retail, direct marketing, and financial services businesses.

  Marketing Experience. We seek to organically grow our retail, direct, and financial services businesses. Therefore, marketing expertise is important to us.

  Outside Board Experience. We believe that an understanding of different business processes, challenges, and strategies is important for our directors. We seek to have a number of directors who have gained this understanding through serving as directors of other companies.
     Theodore M. Armstrong, 71, has been a director since December 2004. Mr. Armstrong served as Senior Vice President-Finance and Administration and Chief Financial Officer of Angelica Corporation from 1986 to his retirement in February 2004, and as a consultant to Angelica thereafter. Angelica Corporation is a leading provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong served as a director and Chair of the Audit Committee of UMB Financial Corporation from 2005 to April 2011.

Director Qualifications:
  Financial Expertise – former Chief Financial Officer of Angelica Corporation; former Chair of the Audit Committee of UMB Financial Corporation; audit committee financial expert

  Industry Experience – former director of UMB Financial Corporation; director of the Company since 2004

  Outside Board Experience – former director of UMB Financial Corporation
     Richard N. Cabela, 74, founded our Company in 1961 and has served on our Board since our incorporation in 1965. Since our founding, Mr. R. Cabela has been employed by us in an executive position and has served as our Chairman since our incorporation.

Director Qualifications:
  Management and Leadership Experience – Chairman of the Company since our incorporation

  Industry Experience – founder of the Company; director of the Company since 1965

  Marketing Experience – innovator in the direct marketing of outdoor gear; member of the Direct Marketing Association Hall of Fame

     James W. Cabela, 71, is our co-founder and has served on our Board since our incorporation in 1965. Since our founding, Mr. J. Cabela has been employed by us in various capacities, and was our President until July 2003. Mr. J. Cabela has been a Vice Chairman since the creation of that executive position in 1996. Mr. J. Cabela is the brother of Mr. R. Cabela.

Director Qualifications:
  Management and Leadership Experience – former President of the Company; current Vice Chairman of the Company

  Industry Experience – co-founder of the Company; director of the Company since 1965

  Marketing Experience – innovator in the direct marketing of outdoor gear
     John H. Edmondson, 67, has been a director since October 2007. Mr. Edmondson served as Chief Executive Officer and a director of West Marine, Inc., the country’s largest specialty retailer of boating supplies and accessories, from December 1998 until his retirement in January 2005. Prior to joining West Marine, he served as Chief Executive Officer of Duty Free Americas, Inc. Mr. Edmondson also serves as a director of Vitamin Shoppe, Inc.

Director Qualifications:
  Management and Leadership Experience – former Chief Executive Officer of West Marine, Inc.; former Chief Executive Officer of Duty Free Americas, Inc.

  Financial Expertise – member of the Audit Committee of Vitamin Shoppe; audit committee financial expert

  Industry Experience – former Chief Executive Officer of specialty retailer; member of Board of Directors of specialty retailer and direct marketer of vitamins and supplements; director of the Company since 2007

  Outside Board Experience – Vitamin Shoppe
     John Gottschalk, 67, has been a director since July 2004. Mr. Gottschalk has served as Chairman of the Omaha World-Herald Company since 1989 and as a member of its board of directors since 1980. Mr. Gottschalk served as Chief Executive Officer of the Omaha World-Herald Company from 1989 to December 2007. The Omaha World-Herald Company publishes the Omaha World-Herald newspaper and, through its subsidiaries, owns and operates other newspapers, engages in direct marketing, and holds interests in other diversified businesses. Mr. Gottschalk also serves as a director of McCarthy Group and Pacific Mutual Holding Company.

Director Qualifications:
  Management and Leadership Experience – Chairman of Omaha World-Herald Company; Chief Executive Officer of Omaha World-Herald Company from 1989 to December 2007

  Financial Expertise – audit committee financial expert

  Industry Experience – former Chief Executive Officer of a company that engages in direct marketing; director of the Company since 2004

  Outside Board Experience – Omaha World-Herald Company; Pacific Mutual Holding Company

     Dennis Highby, 62, has been a Vice Chairman since April 2009 and has served on our Board since July 2003. From July 2003 to March 2009, Mr. Highby was our President and Chief Executive Officer (“CEO”). Mr. Highby has been employed by us since 1976 and held various management positions, including Merchandise Manager, Director of Merchandising, and Vice President. He held the position of Vice President from 1996 to July 2003.

Director Qualifications:
  Management and Leadership Experience – served as our CEO from July 2003 to March 2009

  Industry Experience – 35 years of employment by the Company, during which he held a series of senior management positions; director of the Company since 2003

  Marketing Experience – many years of experience in the marketing and promotion of outdoor products through direct and retail channels
     Reuben Mark, 72, has been a director since July 2004. Mr. Mark served as Chairman of the Board of Colgate-Palmolive Company from 1986 to December 2008. Mr. Mark served as Chief Executive Officer of Colgate-Palmolive from 1984 to July 2007. Mr. Mark joined Colgate-Palmolive in 1963 and held a series of senior management positions in the United States and overseas before being appointed Chief Executive Officer. Mr. Mark served as a director of Time Warner Inc. from 1993 to May 2009, Pearson plc from 1990 to 2006, and Citigroup Inc. from 1996 to 2003.

Director Qualifications:
  Management and Leadership Experience – Chief Executive Officer of Colgate-Palmolive from 1984 to July 2007

  Financial Expertise – former member of the Audit Committees of Citigroup, Pearson, and Time Warner; audit committee financial expert

  Industry Experience – former director of Citigroup; director of the Company since 2004

  Marketing Experience – former Chief Executive Officer of a global consumer products company

  Outside Board Experience – former director of Citigroup, Colgate-Palmolive, Pearson, and Time Warner
     Michael R. McCarthy, 59, has been a director since 1996. Mr. McCarthy has served as a director and Chairman of McCarthy Group since 1986. McCarthy Group is a private equity firm. Mr. McCarthy also serves as a director of Union Pacific Corporation and Peter Kiewit Sons’, Inc.

Director Qualifications:
  Management and Leadership Experience – Chairman of McCarthy Group

  Financial Expertise – member of the Audit Committee of Union Pacific; determined to be audit committee financial expert by Union Pacific’s Board of Directors; founder of private equity firm

  Industry Experience – director of the Company since 1996

  Outside Board Experience – Union Pacific; Peter Kiewit Sons’

     Thomas L. Millner, 57, has been our President and CEO and a director since April 2009. Mr. Millner was the Chief Executive Officer of Remington Arms Company, Inc., a leading manufacturer of firearms and ammunition, from April 1999 until March 2009 and was a director of Remington from June 1994 until March 2009. From December 2008 until March 2009, Mr. Millner also served as Chief Executive Officer of Freedom Group, Inc., a holding company which directly or indirectly owns Remington and related companies. Mr. Millner served as President of Remington from May 1994 to May 2007. Mr. Millner served as a director of Stanley Furniture Company, Inc. from 1999 to March 2011 and Lazy Days’ R.V. Center, Inc. from 2005 to June 2009.

Director Qualifications:
  Management and Leadership Experience – current President and CEO; Chief Executive Officer of Remington from April 1999 to March 2009

  Financial Expertise – former member of the Audit Committee of Stanley Furniture Company; determined to be audit committee financial expert by Board of Directors of Stanley Furniture Company

  Industry Experience – current President and CEO; director of the Company since 2009

  Outside Board Experience – former director of Stanley Furniture Company and Lazy Days’ R.V. Center
     Beth M. Pritchard, 64, has been a director since March 2011. Ms. Pritchard has been the Chief Executive Officer of Sunrise Beauty Studio, LLC since February 2009. Sunrise Beauty Studio provides conceptualization, development, and commercialization of third party beauty care brands. Ms. Pritchard was the President and Chief Executive Officer of Dean & DeLuca, Inc., a retailer of gourmet and specialty foods, from June 2006 to November 2007 and was Vice Chairman of Dean & Deluca from December 2007 to November 2008. Ms. Pritchard was the President and Chief Executive Officer of Organized Living, Inc., a retailer of home and office storage and organization products, from January 2004 until May 2005, when it filed a reorganization petition under chapter 11 of the Bankruptcy Code and was subsequently liquidated. From 1991 to 2003, Ms. Pritchard was an executive with Limited Brands, Inc., a specialty retailer, serving as President and Chief Executive Officer of Bath & Body Works. Ms. Pritchard serves as a director of Vitamin Shoppe, Inc. She served as a director of Ecolab Inc. from 2004 to May 2010, Borders Group, Inc. from 2000 to 2007, and Albertson’s, Inc. from 2004 to 2006.

Director Qualifications:
  Management and Leadership Experience – President and Chief Executive Officer of Dean & DeLuca from June 2006 to November 2007; President and Chief Executive Officer of Organized Living from January 2004 to May 2005; President and Chief Executive Officer of Bath & Body Works from 1991 to 2003

  Financial Expertise – former member of the Audit Committee of Albertson’s

  Industry Experience – former President and Chief Executive Officer of several specialty retailers; member of Board of Directors of specialty retailer and direct marketer of vitamins and supplements

  Marketing Experience – former President and Chief Executive Officer of several specialty retailers

  Outside Board Experience – Vitamin Shoppe; former director of Ecolab, Borders Group, and Albertson’s
     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

CORPORATE GOVERNANCE

     The Board has developed corporate governance practices to help it fulfill its responsibility to shareholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of shareholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines (our “Governance Guidelines”) and the charters of the three committees of the Board. The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These documents are available on our website at www.cabelas.com.

     Board of Directors

     Our Board consists of ten members. Six of our directors are independent under the requirements set forth in the New York Stock Exchange (“NYSE”) listing standards and our Governance Guidelines. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Cabela’s. The Board has established guidelines to assist it in determining director independence, which conform to or exceed the independence requirements of the NYSE listing standards. The Board also has determined that certain relationships between Cabela’s and its directors are categorically immaterial and shall not disqualify a director or nominee from being considered independent. These independence guidelines and categorical standards are attached as Appendix A to this Proxy Statement.

     In addition to applying the independence guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board has determined that Ms. Pritchard and Messrs. Armstrong, Edmondson, Gottschalk, Mark, and McCarthy satisfy the NYSE independence requirements and Cabela’s independence guidelines. The Board also has determined that (i) Ms. Pritchard and Messrs. Armstrong, Edmondson, and Mark have no relationships with Cabela’s (other than being a director and shareholder), (ii) Mr. McCarthy has one immaterial relationship with Cabela’s that falls within category i. of the categorical standards adopted by the Board, and (iii) Mr. Gottschalk has three immaterial relationships with Cabela’s that fall within category i. of the categorical standards adopted by the Board.

     During fiscal 2010, our Board held five meetings and acted by written consent four times. During fiscal 2010, all of our directors attended 80% or more of the aggregate number of Board meetings and committee meetings on which they served (during the periods for which they served as such). It is the Board’s policy to encourage directors nominated for election and remaining in office to be present at annual meetings of shareholders, unless attendance would be impracticable or constitute an undue burden on such nominee or director. All directors attended our 2010 annual meeting of shareholders.

     Board Leadership and Structure

     We have a separate Chairman and CEO. Mr. R. Cabela serves as our Chairman, and Mr. Millner serves as our CEO. The Board currently believes that having a separate Chairman and CEO provides an appropriate separation of duties and is in the best interests of our shareholders. Our Governance Guidelines also provide for the role of lead independent director (“Lead Director”). Mr. McCarthy currently serves as Lead Director. The Lead Director is selected by the independent directors on the Board to serve a one-year term as Lead Director. The Lead Director’s roles and responsibilities include: developing, with input from the other independent directors, the agenda for executive sessions involving only the independent directors; presiding over executive sessions involving only the independent directors and, at the request of the Chairman, other meetings of the Board; facilitating communication between the independent directors and the Company’s management; and approving, in consultation with the Chairman and CEO, the agenda and materials for each Board meeting. The Lead Director may, in appropriate circumstances, call meetings of the independent directors and communicate with various constituencies that are involved with the Company. The Board believes that its leadership structure is appropriate because having the Lead Director involved in setting agendas and communicating with management provides the appropriate balance between strategy development and independent oversight of management.

     Time is allotted at each Board meeting for an executive session involving only our independent directors. All of our non-management directors are independent. The Lead Director or, in his absence, the independent director with the most seniority on the Board who is present serves as the presiding director at each executive session.

     Board’s Role in Risk Oversight

     The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

     Committees of the Board of Directors

     The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All committee members meet the independence requirements of the SEC and NYSE. The charters of these committees are available on our website at www.cabelas.com. Pursuant to Board policy, all directors receive notice of, and an invitation to, all Committee meetings.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Theodore M. Armstrong	X		X
John H. Edmondson	X	X	X
John Gottschalk	Chairman		X
Reuben Mark	X	X	Chairman
Michael R. McCarthy		Chairman	X
Beth M. Pritchard

Audit Committee

     The Audit Committee is responsible for the oversight of our accounting, reporting, and financial control practices. The Audit Committee also reviews the qualifications of the independent registered public accounting firm, selects and engages the independent registered public accounting firm, informs our Board as to their selection and engagement, reviews the plans, fees, and results of their audits, reviews reports of management and the independent registered public accounting firm concerning our system of internal control, and considers and approves any non-audit services proposed to be performed by the independent registered public accounting firm. The Audit Committee held nine meetings during 2010.

     The Board has determined, in its business judgment, that Messrs. Armstrong, Edmondson, Gottschalk, and Mark are independent as required by the Securities and Exchange Act of 1934, as amended, the applicable listing standards of the NYSE, and our Governance Guidelines. The Board has determined that it would be desirable for all members of the Audit Committee to be “audit committee financial experts,” as that term is defined by SEC rules, to the extent they qualify for such status. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee. Based on this inquiry, the Board has determined that Messrs. Armstrong, Edmondson, Gottschalk, and Mark meet the SEC’s criteria for audit committee financial experts and that each has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee

     The Compensation Committee is responsible for the oversight of our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans, and the evaluation of our CEO and other executive officers. The Compensation Committee held six meetings during 2010.

     The Compensation Committee’s specific responsibilities and duties are set forth in its charter and include:
  evaluating the performance of the CEO and other executive officers relative to performance goals and objectives approved by the Compensation Committee;

  setting the compensation of the CEO and other executive officers based upon the evaluation of performance;

  evaluating compensation plans, policies, and programs with respect to directors, executive officers, and certain key personnel; and

  granting awards of shares or options to purchase shares pursuant to the Company’s equity-based plans.
     The Compensation Committee’s charter provides that the Compensation Committee may form and delegate authority to subcommittees or delegate authority to individual Compensation Committee members in its discretion and shall review the actions of such subcommittees or individual Compensation Committee members as appropriate. The Compensation Committee also may delegate authority to fulfill certain administrative duties regarding the Company’s compensation programs to members of management, the Company’s Human Resources Department, or to third party administrators.

     Regarding most compensation matters, including executive compensation, our CEO and our Executive Vice President and Chief Administrative Officer provide recommendations to the Compensation Committee. During 2010, our CEO and our Executive Vice President and Chief Administrative Officer provided the Compensation Committee recommendations regarding annual salaries, bonus amounts, performance criteria, equity awards, and overall compensation strategy for our executive officers, including recommendations regarding their own compensation. Although the Compensation Committee considers information and recommendations presented by our CEO and our Executive Vice President and Chief Administrative Officer, it makes executive officer compensation decisions independent of the recommendations of the Company’s management.

     During fiscal 2010, the Compensation Committee did not engage any compensation consultants. The Company’s management engaged Hay Group, an executive compensation advisory firm, to provide market data and analysis regarding executive officer compensation. Hay Group was paid less than $37,000 in fiscal 2010.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for the oversight of, and assisting our Board in, developing and recommending corporate governance practices and selecting the director nominees to stand for election at annual meetings of our shareholders. The Nominating and Corporate Governance Committee held five meetings during 2010.

     Report of the Audit Committee

     The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting practices. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for 2010, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

     Based on the review and discussions referred to above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2010 for filing with the SEC, and (ii) appointed Deloitte as the Company’s independent registered public accounting firm for fiscal 2011. This report is provided by the following directors, who constitute the Audit Committee:

John Gottschalk (Chairman)
Theodore M. Armstrong
John H. Edmondson
Reuben Mark

     Communications with the Board of Directors

     Interested parties may contact an individual director, the Board as a group, or a specific Board committee or group, including the non-employee directors as a group, by writing to Board of Directors, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Each interested party communication should specify the applicable addressee or addressees to be contacted, a statement of the type and amount of the securities of the Company that the person holds, if any, and the address, telephone number, and e-mail address, if any, of the person submitting the communication. The Board has instructed the Company’s Secretary to review all communications to the Board and to distribute such communications to the applicable addressee or addressees.

     Concerns about our financial statements, accounting practices, or internal controls, or possible violations of Cabela’s Business Code of Conduct and Ethics, should be reported (i) pursuant to the procedures outlined in Cabela’s Business Code of Conduct and Ethics, which is available on our website at www.cabelas.com, or (ii) by writing to the Chairman of the Audit Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Procedures Regarding Director Candidates Recommended by Shareholders

     The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, evaluating them using criteria similar to that used to evaluate candidates recommended by others. The Nominating and Corporate Governance Committee has not established a minimum number of shares that a shareholder must own in order to present a candidate for consideration, or a minimum length of time during which the shareholder must own its shares. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160, and should include a description of the qualifications of the proposed candidate. The Nominating and Corporate

Governance Committee’s qualifications and specific qualities and skills required for directors are attached as Appendix B to this Proxy Statement. In addition to considering candidates suggested by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, officers, employees, and others. The Nominating and Corporate Governance Committee screens all potential candidates in a similar manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate as well as the Committee’s own investigation. The Nominating and Corporate Governance Committee determines whether the candidate meets the Company’s qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. It is the Committee’s policy to re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The Nominating and Corporate Governance Committee also will consider whether to nominate any person nominated by a shareholder in accordance with the information and timely notice requirements set forth in Article II, Section 11 of our Amended and Restated Bylaws.

     Business Code of Conduct and Ethics and Code of Ethics

     The Board has adopted a Business Code of Conduct and Ethics applicable to all directors, officers, and employees of the Company, which constitutes a “code of ethics” within the meaning of SEC rules. A copy of our Business Code of Conduct and Ethics is available on our website at www.cabelas.com. We expect to disclose to shareholders any waiver of the Business Code of Conduct and Ethics for directors or executive officers by posting such information on our website at the address specified above.

EXECUTIVE OFFICERS OF THE COMPANY

     The table below sets forth certain information regarding our executive officers.

Name	Age	Position
Richard N. Cabela	74	Chairman
James W. Cabela	71	Vice Chairman
Dennis Highby	62	Vice Chairman
Thomas L. Millner	57	President and Chief Executive Officer
Patrick A. Snyder	56	Executive Vice President and Chief Marketing Officer
Brian J. Linneman	44	Executive Vice President and Chief Merchandising Officer
Ralph W. Castner	48	Executive Vice President and Chief Financial Officer
Joseph M. Friebe	56	Executive Vice President, and President and Chief Executive Officer of
		World’s Foremost Bank
Charles Baldwin	43	Executive Vice President and Chief Administrative Officer
Michael Copeland	49	Executive Vice President and Chief Operations Officer
Douglas R. Means	45	Executive Vice President and Chief Supply Chain Officer

     See “Proposal One - Election of Directors” for information concerning the business experience of Messrs. R. Cabela, J. Cabela, Highby, and Millner. Information concerning the business experience of our other executive officers is set forth below.

     Patrick A. Snyder has been our Executive Vice President and Chief Marketing Officer since January 2010. From July 2009 to January 2010, Mr. Snyder was our Senior Vice President of Merchandising and Marketing. He also held that position from March 2007 to October 2007. From October 2007 to July 2009, Mr. Snyder was our Senior Vice President of Merchandising, Marketing, and Retail Operations. From July 2003 to March 2007, Mr. Snyder was our Senior Vice President of Merchandising. From 1996 to July 2003, he was Director of Merchandise for Clothing. Mr. Snyder joined us in 1981 as a Product Manager.

     Brian J. Linneman has been our Executive Vice President and Chief Merchandising Officer since January 2010. From October 2007 to January 2010, Mr. Linneman was our Senior Vice President of Global Supply Chain and Operations. From April 2004 to October 2007, Mr. Linneman was our Vice President and Chief Operating Officer. From July 2003 to April 2004, Mr. Linneman was our Vice President of Strategic Projects and MIS. From 2002 to July 2003, he was our Director of Strategic Projects. From 1999 to 2002, he was our Corporate Logistics Manager. Prior to joining us, Mr. Linneman was employed by United Parcel Service from 1987 to 1999, most recently as a Logistics Manager in the west region.

     Ralph W. Castner has been our Executive Vice President and Chief Financial Officer since January 2010. From March 2006 to November 2010, Mr. Castner was Chairman of the Board of World’s Foremost Bank, our wholly-owned bank subsidiary. From July 2003 to January 2010, Mr. Castner was our Vice President and Chief Financial Officer. From 2000 to July 2003, Mr. Castner was our Director of Accounting and Finance and Treasurer of World’s Foremost Bank. Prior to joining us, he was employed by First Data Corporation from 1990 to 2000, most recently as a Vice President. Prior to joining First Data Corporation, Mr. Castner was a certified public accountant with the public accounting firm of Touche Ross and Company.

     Joseph M. Friebe has been an Executive Vice President since January 2010, Chief Executive Officer of World’s Foremost Bank since June 2006, and President of World’s Foremost Bank since May 2007. From June 2006 to January 2010, Mr. Friebe was a Vice President. From July 2003 to June 2006, Mr. Friebe was our Vice President of Direct Marketing. From March 1996 to July 2003, he was our Director of Marketing. Prior to joining us, he worked for 13 years in the direct marketing business, most recently serving as a Vice President of The Sportsman’s Guide. Mr. Friebe began his career at Grant Thornton as a certified public accountant.

     Charles Baldwin has been our Executive Vice President and Chief Administrative Officer since January 2010. From October 2007 to January 2010, Mr. Baldwin was our Vice President and Chief Human Resources Officer. Mr. Baldwin joined us after a 20 year career with Wal-Mart Stores, Inc., with more than 10 years of experience in the human resources division. Mr. Baldwin served as Wal-Mart’s Vice President of Global Talent Management from 2005 to October 2007 and Vice President of Corporate People Development from 2001 to 2005.

     Michael Copeland has been our Executive Vice President and Chief Operations Officer since January 2010. From November 2007 to January 2010, Mr. Copeland was our Vice President of Retail Operations. Mr. Copeland joined us after a 15 year career with Lowe’s Companies, Inc. Mr. Copeland served as a Regional Vice President of Lowe’s from September 2001 to November 2007.

     Douglas R. Means has been our Executive Vice President and Chief Supply Chain Officer since April 2010. Mr. Means joined us after an 18 year career with Jones Apparel Group, Inc. Mr. Means served as Jones Apparel’s Executive Vice President of Production for Better Sportswear from July 2007 to April 2010 and Executive Vice President of Supply Chain from October 2004 to July 2007. Prior to joining Jones Apparel, Mr. Means was a consultant with Kurt Salmon Associates.

EXECUTIVE COMPENSATION

     Throughout this Proxy Statement, the individuals included in the Summary Compensation Table on page 26 are referred to as the “named executive officers.” In the Compensation Discussion and Analysis below, the individuals listed above as executive officers of the Company, other than Richard N. Cabela, James W. Cabela, and Dennis Highby, are referred to as the “executive officers.”

     Compensation Discussion and Analysis

Executive Summary

     Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel. Our compensation structure consists of a mix of base pay, short-term incentive compensation, and long-term incentive compensation. Our short-term incentive plan (our Performance Bonus Plan) provides for cash bonuses to be paid to our executive officers based on individual and/or corporate performance. Objectives are set on an annual basis, and they consist of milestones which will contribute to growth in shareholder value. Under our long-term incentive plan, we have granted stock options, restricted stock, restricted stock units, and performance-based restricted stock units. The long-term incentive plan is designed to reward executives for increasing long-term shareholder value.

     As discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, our fiscal 2010 financial results were strong relative to our fiscal 2009 results. The following table highlights the year-over-year comparison of some of the key financial metrics that we use in evaluating the Company’s performance for the purpose of making compensation decisions.

Corporate Financial Objectives	Fiscal 2010		Fiscal 2009		Increase
Adjusted Earnings Per Share	$1.68		$1.36		$0.32
Return on Invested Capital	13.1%		11.1%		200	basis points
Merchandise Gross Margin	35.1%		34.6%		50	basis points
Total Revenue	$2.663	billion	$2.632	billion	$31	million

  Earnings per share, return on invested capital, merchandise gross margin, and total revenue were the corporate financial objectives used to determine the fiscal 2010 cash bonus opportunities for our named executive officers. The maximum levels for earnings per share, return on invested capital, and total revenue were met or exceeded, and the floor level for merchandise gross margin was exceeded.

  In an effort to ensure that our overall compensation package remains weighted to long-term incentive opportunities, in March 2010 and 2011, our executive officers received restricted stock units, performance-based restricted stock units, and stock options.
     We believe that our compensation programs provide a strong link with shareholder value, as demonstrated by the following:
  Our short-term incentive plans are set on an annual basis, consisting of milestones which contribute to growth in shareholder value.

  Our long-term incentive plans are designed to reward executive officers for the achievement of long-term objectives, which result in an increase in shareholder value.

  Since a significant ownership stake in the Company leads to a strong alignment of interests with shareholders, our executive officers are subject to minimum stock ownership and retention guidelines as follows: our Chief Executive Officer is required to own stock equal in value to five times his annual base salary and Executive Vice Presidents are required to own stock equal in value to three times their annual base salary.

  Our Management Change of Control Severance Agreements with our executive officers contain a double trigger and any payments under these agreements are strictly tied to both a change in control and termination of employment.

  Our Management Change of Control Severance Agreements with our executive officers, if triggered, call for payments of less than three times annual base salary and bonus.

  We do not provide tax gross-ups to our executive officers.

  We recently amended our 2004 Stock Plan to expressly prohibit the cash buyout of underwater options or stock appreciation rights without shareholder approval. Although we have not taken any of these actions in the past, we consider it a good practice to expressly prohibit these actions in our 2004 Stock Plan. Our 2004 Stock Plan has always prohibited the repricing of options without shareholder approval.

  Our executive officers receive retirement, health, and welfare benefits that are consistent with our other exempt employees and are not entitled to additional benefits.

  Our executive officers and directors are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.
Objectives of Our Compensation Programs

     The objectives of our compensation programs are to:
  attract, motivate, and retain superior talent;

  ensure that compensation is commensurate with our performance and shareholder returns;

  provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

  ensure that our executive officers and certain key personnel have financial incentives to achieve sustainable growth in shareholder value.
Business Strategy

     We are focused on our 2012 Vision and building sustainable growth in shareholder value. Our 2012 Vision emphasizes the following key components:
  focus on the customer;

  improve merchandise performance;

  retail profitability;

  retail expansion;

  direct channel growth; and

  financial services performance.
Elements of Our Executive Compensation Structure

     Our compensation structure is simple and consists of three tiers of remuneration. The first tier consists of base pay and retirement, health, and welfare benefits. The second tier consists of short-term incentive compensation. The third tier consists of long-term incentive compensation.

     Base pay and benefits are designed to be sufficiently competitive to attract and retain world-class executives. Executive officers receive retirement, health, and welfare benefits that are consistent with our other exempt employees and are not entitled to additional benefits.

     Our short-term incentive plan (our Performance Bonus Plan) provides for cash bonuses to be paid to our executive officers based on corporate performance. Objectives are set on an annual basis, and they consist of milestones which will contribute to growth in shareholder value. To the extent objectives are achieved, the short-term incentive plan pays on an annual basis.

     Our long-term incentive plan (our 2004 Stock Plan) provides for awards of stock options, restricted stock, restricted stock units, performance-based restricted stock units, and other equity-based incentives. These are designed to reward executive officers for the achievement of long-term objectives which result in an increase in shareholder value.

     By the terms of their employment agreements, neither Mr. R. Cabela nor Mr. J. Cabela have ever participated in our Performance Bonus Plan or our 2004 Stock Plan. Under the terms of his employment agreement, Mr. Highby is not eligible for future awards under our Performance Bonus Plan or our 2004 Stock Plan. Information concerning our employment agreements with Messrs. R. Cabela, J. Cabela, and Highby can be found on page 30 under the heading “Employment Agreements.”

Our Incentive Plans are Designed to Drive Strong Business Results and Align the Interests of our Executive Officers with Shareholders

     Our short-term incentive plan for 2010 was designed to reward executives for achieving predetermined benchmarks in earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales. The short-term incentive plan for 2010 was designed to keep our executive officers focused on operating efficiencies and increases in comparable store sales, even as we undertook our growth initiatives. See “Our Fiscal 2010 Cash Bonus Opportunities Drove Strong Business Results” for a discussion on actual achievement of short-term incentive goals for 2010.

     In May 2008, our shareholders approved our Performance Bonus Plan. Executive officers are eligible for cash bonuses under the Performance Bonus Plan based on the achievement of annually established corporate performance criteria. In 2011, the Performance Bonus Plan will reward executive officers for achieving predetermined benchmarks in (i) earnings per share, (ii) return on invested capital, (iii) merchandise gross margin, (iv) total revenue, and (v) comparable store sales. The short-term incentive targets are designed to keep our executive officers focused on operating efficiencies while growing total revenue and comparable store sales. See “Our Fiscal 2011 Cash Bonus Opportunities are Designed to Drive Strong Business Results” for additional information.

     To date, we have granted stock options, restricted stock, restricted stock units, and performance-based restricted stock units under our long-term incentive plan. In future years, we may also make grants of other equity-based awards. The long-term incentive plan is designed to reward executives for increasing long-term shareholder value. This will be accomplished by the successful execution of the Company’s growth initiatives, coupled with the consistent achievement of profitability goals. The long-term incentive plan will keep executive officers focused on both revenue and profit growth, and can potentially be a very significant source of compensation for executive officers in the long term, which encourages the retention of executive talent.

How We Determine to Pay What We Pay

     Our compensation policy is based on:
  our long-standing philosophy of having a significant portion of potential short- and long-term compensation being tied to our performance;

  internal equity; and

  individual and corporate performance.
     In setting base pay for our executive officers, we follow a practice which dates to the Company’s inception. The Compensation Committee sets a level of base pay which is adequate to attract and retain the level of talent the Company requires. Exceptional corporate performance is rewarded through the annual bonus program and is not reflected in base pay. The Compensation Committee pays close attention to internal equity when it sets pay. In particular, it takes into account the relative value of its individual executive officer positions, as well as the value of the jobs immediately below the executive officer level. Periodically, the Compensation Committee references base pay practices at public companies of a similar size to help ensure base pay remains broadly within a competitive range.

     Based on market conditions and analysis of peer compensation practices, in March 2011, the Compensation Committee determined to increase the base salaries for all executive officers by 2.5% over their 2010 levels. Accordingly, the 2011 base salaries for our named executive officers are as follows.

Fiscal 2011 Base
Salary
Thomas L. Millner	$820,000
Ralph W. Castner	$435,625
Patrick A. Snyder	$486,875
Brian J. Linneman	$486,875
Joseph M. Friebe	$333,125

     In setting annual cash bonus opportunities, the Compensation Committee abides by the philosophy the Company has maintained since its founding. That is, cash bonuses might be equal to or in excess of base pay if corporate performance reaches predetermined levels. Our annual cash bonus opportunities reflect our long-held philosophy that annual cash bonuses should be tied to the Company’s performance.

     Our Compensation Committee takes into account several factors in determining the level of long-term incentive opportunity to grant to our executive officers. In 2010, the Compensation Committee took the following factors into account:
  individual executive officer performance;

  the effect of equity compensation grants on earnings per share;

  the executive officers’ percentage of the total number of options and restricted stock units being granted to employees in fiscal 2010; and

  the level of grants necessary to keep our executive officers focused, motivated, and engaged.
     In considering the level of option and restricted stock unit grants required to keep our executive officers focused, motivated, and engaged, the Compensation Committee periodically makes reference to equity compensation practices at similar-sized public companies. However, we do not determine grants by setting them at a particular percentile of the market range.

     In February 2009, the Compensation Committee introduced restricted stock units as a long-term incentive opportunity. The Compensation Committee believes that this will continue to provide a competitive compensation package to our executive officers while increasing the Company’s retention of quality executives. A restricted stock unit entitles the recipient to receive a share of common stock after the applicable vesting period expires.

     In March 2010 and 2011, the Compensation Committee granted restricted stock units subject to a performance criteria vesting condition. A restricted stock unit that is subject to a performance criteria vesting condition entitles the recipient to receive a share of common stock after the applicable vesting period expires if the performance criteria is satisfied. Annual equity awards for our executive officers and key employees were granted on March 2, 2010, and March 2, 2011. Each executive officer award included restricted stock units, performance-based restricted stock units, and stock options. The March 2010 and 2011 annual executive officer restricted stock unit awards were split between restricted stock units and performance-based restricted stock units, with a significant majority of the restricted stock units being performance-based. The restricted stock units that are not performance-based will vest in three equal annual installments beginning on the first anniversary of the applicable grant date. The restricted stock units subject to the performance criteria will vest in three equal annual installments beginning on the first anniversary of the applicable grant date if the performance criteria is met.

Performance Criteria for Performance-Based Restricted Stock Units

     The restricted stock units subject to a performance criteria that were granted in March 2010 would have been forfeited unless we earned at least $1.08 per diluted share on an adjusted basis in fiscal 2010. As we earned $1.68 per diluted share on an adjusted basis in fiscal 2010, the restricted stock units granted subject to this performance criteria will vest in three equal annual installments. The first installment vested in March 2011.

Policy for Allocating Between Long-Term and Annual Compensation

     Our policy for allocating between long-term and annual compensation for our executive officers is as follows:
  On an annual basis, the Compensation Committee’s current strategy is to use a balanced approach in allocating between base pay, annual cash bonus opportunities, and equity-based long-term compensation.

  We expect that in the long run the majority of total compensation paid to executive officers will come from equity-based long-term incentives. Executive officers will only enjoy rewards to the extent they create commensurate value for shareholders. This is consistent with our philosophy of utilizing executive compensation to create sustainable growth in shareholder value.

  We recognize that to create sustainable growth in shareholder value, increases in revenue and profitability are necessary in the near term. Accordingly, it is our intention to pay annual cash bonuses which have the potential to be equal to or greater than base pay. However, bonuses will only be paid to the extent short-term objectives are achieved or exceeded.

  Finally, we recognize that in order to attract and retain the kind of talent necessary to build shareholder value, we must pay competitive base salaries and benefits.
Benchmarking of Compensation

     We take several factors into account in determining base pay, short-term incentive opportunities, and long-term incentive opportunities, including individual and corporate performance, internal equity, and competitive pay data. Our compensation philosophy does not include an effort to pay executive officers at a specific percentile of the market range. Accordingly, we did not select a group of peer companies with the intention of using their executive officer pay as a benchmark against which to set our compensation.

     Nevertheless, we understand that there are competitors for executive officer talent, and we find it useful to examine competitive pay practices from time to time. For purposes of evaluating base pay, short-term incentive opportunities, and long-term incentive opportunities, we consider market practices in a wide variety of companies, both in and outside of our industry. Our practice has been to reference market data such as equity “run rates” (the sum of equity awards divided by shares outstanding), pay mix (base, short term, and long term), and comparative pay data.

Our Long-Term Incentive Awards Align the Interests of our Executive Officers with Shareholders

     To date, the Compensation Committee has awarded stock options, restricted stock, restricted stock units, and performance-based restricted stock units under our long-term incentive plan. The Compensation Committee may consider using other equity-based incentives in the future. Stock options, restricted stock, restricted stock units, and performance-based restricted stock units bear a relationship to the achievement of our long-term goals in that they increase in value as our stock increases in value. Our executive officers are exposed to considerable downside risk through the shares of the Company they own outright.

     The Compensation Committee carefully evaluates the cost of equity-based incentives it grants to our executive officers in terms of their impact on earnings per share. The Compensation Committee will continue to evaluate the cost of equity-based incentives against the benefits those incentives are likely to yield in building sustainable growth in shareholder value.

We do not Engage in Market Timing when Granting Equity Awards

     We have never granted, nor will we grant, equity awards in coordination with the release of material, non-public information. During fiscal 2006, 2007, and 2008, annual equity awards to our executive officers and key employees were made by the Compensation Committee in May. In 2009, 2010, and 2011, annual equity awards to our executive officers and key employees were made by the Compensation Committee in March. The Compensation Committee granted equity awards in March 2009, March 2010, and March 2011 to allow equity award grant information to be communicated to employees in connection with 2009, 2010, and 2011 bonus information. We expect that future equity awards will be made at approximately the same time of year as our 2009, 2010, and 2011 equity awards. Exceptions would include grants made to key hires, grants made as a result of promotions, and other extraordinary circumstances.

     We have properly accounted for all of our equity awards. As a public company, we have never awarded options and set the exercise price at any price less than the fair market value of our stock on the grant date.

Specific Forms of Compensation and the Role of Compensation Committee Discretion

     In the past, the Compensation Committee has retained the discretion to review executive officer base pay and make changes based on general performance and market norms. In addition, the Compensation Committee has retained the discretion to make long-term incentive grants based on several factors detailed in this Compensation Discussion and Analysis. The Compensation Committee intends to retain the discretion to make decisions about executive officer base compensation and long-term incentive compensation.

     The Compensation Committee retains its right to make future grants of options, restricted stock, restricted stock units, or other equity compensation subject to performance goals. In March 2010 and March 2011, the Compensation Committee granted restricted stock units subject to a performance criteria.

     Commencing in 2007, the Compensation Committee established predetermined targets and criteria for the payment of the annual short-term incentive to our executive officers. The Performance Bonus Plan specifically provides that the Compensation Committee may set performance objectives, performance criteria, and levels of bonus opportunity each year. Information concerning the targets and criteria for 2010 and 2011 is provided below. The predetermined targets and criteria for fiscal 2010 and 2011 consist of corporate financial objectives for each executive officer. The relative weight of the corporate financial objectives as a whole is set at the beginning of the annual performance period. The Compensation Committee retains discretion to make downward adjustments to the bonuses yielded by the corporate financial objectives, but cannot make upward adjustments. In addition, the Compensation Committee may pay discretionary cash bonuses based upon performance.

2008 Retention Awards

     In July 2008, the Compensation Committee granted special retention awards to Messrs. Snyder and Linneman which consisted of a cash retention award and a restricted stock award.

     On January 7, 2010, 50% of the cash retention awards were paid. The remaining 50% of the cash retention awards were paid on January 7, 2011. The total amount of the cash retention award for Mr. Snyder was $316,667, and the total amount of the cash retention award for Mr. Linneman was $266,667.

     In addition to the cash retention awards, on July 7, 2008, the Compensation Committee approved the grant of 60,433 shares of restricted stock to Mr. Snyder and 50,891 shares of restricted stock to Mr. Linneman under our 2004 Stock Plan. The restricted stock awards vest with respect to one-third of the restricted stock on each of the third, fourth, and fifth anniversaries of the grant date. The right to receive each one-third of the restricted stock award is contingent on Messrs. Snyder’s and Linneman’s continuous employment with the Company through the applicable vesting dates.

     The purpose of the retention awards was to maintain the stability of the Company’s leadership team by providing an additional incentive for Messrs. Snyder and Linneman to remain with the Company during the periods that the awards vest. These awards were granted as an important component of the compensation packages for Messrs. Snyder and Linneman at a time when the Company was seeking to ensure a stable management team and build sustainability within the organization.

Our Fiscal 2010 Cash Bonus Opportunities Drove Strong Business Results

     In March 2010, the Compensation Committee set the targets and criteria for the fiscal 2010 cash bonus opportunities for our named executive officers pursuant to our Performance Bonus Plan. For fiscal 2010, each named executive officer’s cash bonus opportunity was based upon the achievement of corporate financial objectives relating to earnings per share, return on invested capital, merchandise gross margin, and total revenue. For fiscal 2010, 25% of each named executive officer’s cash bonus opportunity was based on each metric. The named executive officers received no payment for a metric unless the Company achieved the floor corporate financial objective for that metric. In addition, the named executive officers received no payment for any of the corporate financial objectives unless the floor corporate financial objective for earnings per share was achieved. The corporate financial objectives for 2010 are set forth below.

Corporate Financial Objectives	Floor		Threshold		Target		Maximum
Earnings Per Share	$1.15		$1.30		$1.40		$1.68
Return on Invested Capital	10.7%		11.0%		11.2%		11.5%
Merchandise Gross Margin	35.0%		35.5%		36.0%		36.7%
Total Revenue	$2.54	B	$2.58	B	$2.61	B	$2.66	B

     For fiscal 2010, the Company earned $1.68 per diluted share on an adjusted basis; return on invested capital was 13.1%; merchandise gross margin was 35.1%; and total revenue was $2.663 billion. The maximum levels for earnings per share, return on invested capital, and total revenue were met or exceeded, and the floor level for merchandise gross margin was exceeded. Therefore, fiscal 2010 cash bonuses attributable to such corporate financial metrics were earned by our named executive officers.

     Furthermore, each named executive officer was eligible for an additional bonus equal to 25% of his base pay based upon the achievement of a corporate financial objective relating to comparable store sales. The additional cash bonuses were to be paid if the Company’s fiscal 2010 comparable store sales increased by 2.0% or greater. Since fiscal 2010 comparable store sales increased by 1.6%, no additional cash bonuses were earned by our named executive officers.

     Total annual cash bonuses for our named executive officers for 2010 were paid as follows.

	Corporate Financial	Comparable Store Sales
	Objective Bonus	Additional Bonus	Total Bonus
Thomas L. Millner	$1,070,000	$0	$1,070,000
Ralph W. Castner	$456,875	$0	$456,875
Patrick A. Snyder	$510,625	$0	$510,625
Brian J. Linneman	$510,625	$0	$510,625
Joseph M. Friebe	$349,375	$0	$349,375

     Earnings per share was chosen to help assure that compensation remains proportional to the return on investment earned by shareholders. For purposes of the fiscal 2010 cash bonus opportunities, earnings per share was measured on a diluted basis by dividing our net income by the sum of the weighted average number of shares outstanding during the period. Excluded from the earnings per share calculation were (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, and (3) any acceleration of depreciation charges caused by impairment of economic development bonds (all after tax).

     Return on invested capital is a financial metric that measures how effectively our management is able to allocate capital. For purposes of the fiscal 2010 cash bonus opportunities, return on invested capital was measured by dividing our adjusted income by average total capital invested in our business. Adjusted income was calculated by adding interest expense, rent expense, and retail segment depreciation and amortization (all after tax) to our net income and by excluding (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, and (3) any acceleration of depreciation charges caused by impairment of economic development bonds (all after tax). Total capital was calculated by adding current maturities of long-term debt, deferred compensation, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to our long-term debt (excluding all long- and short-term debt of World’s Foremost Bank) and then subtracting cash and cash equivalents (excluding cash and cash equivalents held by World’s Foremost Bank). Average total capital was calculated as the sum of current and prior year ending total capital divided by two.

     Merchandise gross margin measures the efficiency of our merchandising business. It was selected as a fiscal 2010 cash bonus opportunity metric because we are focused on improving margins and reducing unproductive inventory as part of our 2012 Vision. For purposes of the fiscal 2010 cash bonus opportunities, merchandise gross margin was calculated pursuant to the method used in the Company’s annual report for fiscal 2010 on Form 10-K.

     Total revenue measures total sales and other revenue. It was selected as a fiscal 2010 cash bonus opportunity metric because we are focused on profitably increasing total revenue as part of our 2012 Vision. For purposes of the fiscal 2010 cash bonus opportunities, total revenue was calculated pursuant to the method used in the Company’s annual report for fiscal 2010 on Form 10-K.

     Comparable store sales measure how the retail stores in our comparable store sales base are contributing to our total revenue. For purposes of the fiscal 2010 cash bonus opportunities, comparable store sales were calculated pursuant to the method used in the Company’s annual report for fiscal 2010 on Form 10-K.

Our Fiscal 2011 Cash Bonus Opportunities are Designed to Drive Strong Business Results

     In March 2011, the Compensation Committee set the targets and criteria for the fiscal 2011 cash bonus opportunities for our named executive officers under the Performance Bonus Plan. The following table sets forth the fiscal 2011 cash bonus opportunity for each of our named executive officers.

	Floor Bonus	Target Bonus	Maximum Bonus	Stretch Bonus
Thomas L. Millner	$410,000	$1,025,000	$1,312,000	$1,640,000
Ralph W. Castner	$217,813	$435,625	$544,531	$653,438
Patrick A. Snyder	$243,438	$486,875	$608,594	$730,313
Brian J. Linneman	$243,438	$486,875	$608,594	$730,313
Joseph M. Friebe	$166,563	$333,125	$416,406	$499,688

     In March 2011, the Compensation Committee determined that each named executive officer’s target cash bonus opportunity for fiscal 2011 will be based upon the achievement of corporate financial objectives relating to earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales. The Compensation Committee also determined the relative weights of each of the metrics which make up the corporate financial objectives. The Compensation Committee determined that 20% of each named executive officer’s cash bonus opportunity will be based on each metric. The named executive officers will receive no payment for a metric unless the Company achieves the floor corporate financial objective for that metric. In addition, the named executive officers will receive no payment for any of the corporate financial objectives unless the floor corporate financial objective for earnings per share is achieved. The Compensation Committee anticipates that earnings per share and return on invested capital will be permanent metrics and used each year in setting cash bonus opportunities for our executive officers.

     Consistent with the fiscal 2010 cash bonus opportunities, we established, for our CEO, a fiscal 2011 floor bonus opportunity equal to 50% of his base salary, a fiscal 2011 target bonus opportunity equal to 125% of his base salary, and a fiscal 2011 maximum bonus opportunity equal to 160% of his base salary. Also consistent with the fiscal 2010 cash bonus opportunities, we established, for each of our other named executive officers, a fiscal 2011 floor bonus opportunity equal to 50% of their base salary, a fiscal 2011 target bonus opportunity equal to 100% of their base salary, and a fiscal 2011 maximum bonus opportunity equal to 125% of their base salary. In an effort to drive exceptional business results and operational excellence, we established a fiscal 2011 stretch bonus opportunity for each of our named executive officers. For our CEO, we established a fiscal 2011 stretch bonus opportunity equal to 200% of his base salary. For each of our other named executive officers, we established a fiscal 2011 stretch bonus opportunity equal to 150% of their base salary.

     In 2011, we plan to continue to grow by opening two additional retail stores in the United States and one additional retail store in Canada, as well as taking steps to expand our direct business and customer loyalty programs. We view this growth as key to the creation of sustainable long-term shareholder value. Nevertheless, we believe that growth must be profitable. Accordingly, the metrics for the 2011 cash bonus opportunities under the Performance Bonus Plan are designed to keep our executive officers focused on operating efficiencies while growing total revenue and comparable store sales.

     Earnings per share has been chosen to help assure that compensation remains proportional to the return on investment earned by shareholders. For purposes of the fiscal 2011 cash bonus opportunities, earnings per share will be measured on a diluted basis by dividing our net income by the sum of the weighted average number of shares outstanding during the period. Excluded from the earnings per share calculation will be (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, and (3) any acceleration of depreciation charges caused by impairment of economic development bonds (all after tax).

     Return on invested capital is a financial metric that measures how effectively our management is able to allocate capital. For purposes of the fiscal 2011 cash bonus opportunities, return on invested capital will be measured by dividing our adjusted income by average total capital invested in our business. Adjusted income will be calculated by adding interest expense, rent expense, and retail segment depreciation and amortization (all after tax) to our net income and by excluding (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, and (3) any acceleration of depreciation charges caused by impairment of economic development bonds (all after tax). Total capital will be calculated by adding current maturities of long-term debt, deferred compensation, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to our long-term debt (excluding all long- and short-term debt of World’s Foremost Bank) and then subtracting cash and cash equivalents (excluding cash and cash equivalents held by World’s Foremost Bank). Average total capital will be calculated as the sum of current and prior year ending total capital divided by two.

     Merchandise gross margin measures the efficiency of our merchandising business. It has been selected as a fiscal 2011 cash bonus opportunity metric because we are focused on improving margins and reducing unproductive inventory as part of our 2012 Vision. For purposes of the fiscal 2011 cash bonus opportunities, merchandise gross margin will be calculated pursuant to the method used in the Company’s annual report for fiscal 2011 on Form 10-K.

     Total revenue measures total sales and other revenue. It has been selected as a fiscal 2011 cash bonus opportunity metric because we are focused on profitably increasing total revenue as part of our 2012 Vision. For purposes of the fiscal 2011 cash bonus opportunities, total revenue will be calculated pursuant to the method used in the Company’s annual report for fiscal 2011 on Form 10-K.

     Comparable store sales measure how the retail stores in our comparable store sales base are contributing to our total revenue. For purposes of the fiscal 2011 cash bonus opportunities, comparable store sales will be calculated pursuant to the method used in the Company’s annual report for fiscal 2011 on Form 10-K.

     Following the completion of fiscal 2011, the Compensation Committee will assess the performance of the Company for each metric to determine the fiscal 2011 cash bonuses payable to our named executive officers. The actual bonuses payable for fiscal 2011, if any, will depend on the extent to which actual Company performance meets, exceeds, or falls short of the corporate financial objectives approved by the Compensation Committee.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officers’ Individual Performance and Contribution

     We are engaged in a concerted strategic effort to increase revenue, profit, and operating efficiency. Our executive officers work as a team to accomplish these goals. Their base pay, annual bonus opportunity, and respective long-term incentive opportunity reflect their individual contribution to the Company and market practices. For 2010, the extent to which individual short-term incentive bonuses were paid depended on the extent to which corporate financial objectives were met. Since the maximum levels for earnings per share, return on invested capital, and total revenue were met or exceeded, the maximum fiscal 2010 cash bonuses attributable to such corporate financial objectives were earned by our named executive officers. No fiscal 2010 cash bonuses were paid for the comparable store sales metric.

     The executive officers received option and restricted stock unit grants in March 2010 that vest over a three-year period. The amount of each individual grant reflects the Compensation Committee’s assessment of each individual’s contribution. As of the end of fiscal 2010, all of the March 2010 option grants were in the money.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

     We have not restated or adjusted relevant performance measures since we became a public company or before that time. We expect that we would take steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Impact that Amounts Received or Realizable From Previously Earned Compensation Have on Other Compensation

     We maintain no compensation plans or programs where gains from prior compensation would directly influence amounts currently earned. The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long-term incentive grants.

Our Change of Control Agreements Have a Double Trigger

     We have entered into agreements containing change in control severance provisions with our executive officers and certain members of senior management. Payments to our executive officers under these agreements are strictly tied to both a change in control and termination of employment. Under these agreements, if any of our executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then the executive officer will be entitled to receive certain severance benefits. The reasons for the change in control provisions are the same for us as in most companies in most industries. Executive officers should be free to act in the best interests of shareholders when considering a sale without undue focus on their own job security. Additional information concerning these agreements and the potential payments due under these agreements can be found below in the section titled “Management Change of Control Severance Agreements.”

Impact of Accounting and Tax Treatment on Various Forms of Compensation

     In designing our compensation programs, we consider the applicable accounting treatment and seek to preserve tax deductibility, including under Section 162(m) of the Internal Revenue Code, to the extent consistent with the primary objectives of our compensation program. Our annual cash bonus payments under the Performance Bonus Plan, stock option awards, and performance-based restricted stock unit awards are all generally deductible under Section 162(m). We closely monitor the accounting and tax treatment of our Performance Bonus Plan and equity compensation plans, and in granting future awards, we expect to take the accounting and tax treatment into account.

Our Stock Ownership Requirements and Prohibition of Hedging Risk of Stock Ownership Further Align the Interests of our Executive Officers with Shareholders

     Since a significant ownership stake in the Company by its directors and executive officers leads to a stronger alignment of interests with shareholders, the Board has established minimum stock ownership and retention guidelines that apply to non-employee directors and executive officers.
  Non-employee directors are required to own Company stock equal in value to five times their annual cash retainer for Board service (any annual cash retainers for service as a Board Committee Chairman or member, or for service as Lead Director, are not factored into this calculation).

  The CEO is required to own stock equal in value to five times his annual base pay.

  Executive Vice Presidents are required to own stock equal in value to three times their annual base pay.
     Non-employee directors have until five years after election or appointment as a non-employee director to attain these ownership levels.

     Executive officers have until five years after appointment as an executive officer to obtain 50% of these stock ownership levels, and until ten years after appointment as an executive officer to obtain 100% of these stock ownership levels.

     Until such time as a non-employee director or executive officer satisfies the stock ownership guidelines, the non-employee director or executive officer is required to hold 100% of the shares received upon the exercise of stock options and upon the vesting of any restricted stock, restricted stock units, performance stock, performance units, or stock appreciation rights, in each case net of the shares sold or withheld to pay the exercise price and any taxes due upon exercise or vesting.

     An exception may be made in the case of a non-employee director or executive officer. Upon the request of a non-employee director or executive officer, the Board will consider if modification of the stock ownership and retention guidelines for the non-employee director or executive officer is appropriate in view of the non-employee director’s or executive officer’s personal circumstances.

     Our executive officers and directors are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.

The Role of Executive Officers in Determining Compensation

     Regarding most compensation matters, including executive compensation, our CEO and our Executive Vice President and Chief Administrative Officer provide recommendations to the Compensation Committee. During 2010, our CEO and our Executive Vice President and Chief Administrative Officer provided the Compensation Committee recommendations regarding annual salaries, bonus amounts, performance criteria, equity awards, and overall compensation strategy for our executive officers. These recommendations included recommendations regarding their own compensation. Although the Compensation Committee considers information and recommendations presented by our executive officers, it makes executive officer compensation decisions independent of the Company’s management.

     Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

     The foregoing Compensation Committee Report for 2010 is provided by the undersigned members of the Compensation Committee.

Michael R. McCarthy (Chairman)
John H. Edmondson
Reuben Mark

     Summary Compensation Table

     The following table summarizes the total compensation earned by each of our named executive officers for the fiscal year ended January 1, 2011, and, to the extent an officer was a named executive officer in the prior two fiscal years, for the fiscal years ended January 2, 2010, and December 27, 2008.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)
Thomas L. Millner,	2010	$800,000	—	$647,200	$415,200	$1,070,000	—	$37,785	$2,970,185
President and Chief	2009	$569,231	—	$1,417,052	$535,139	$1,060,769	—	$36,496	$3,618,687
Executive Officer

Ralph W. Castner,	2010	$419,231	—	$258,880	$166,080	$456,875	—	$14,700	$1,315,766
Executive Vice President	2009	$391,779	—	$240,300	$98,700	$589,724	—	$9,800	$1,330,303
and Chief Financial	2008	$373,558	—	—	$165,000	—	—	$13,800	$552,358
Officer

Patrick A. Snyder,	2010	$475,000	$158,334	$323,600	$207,600	$510,625	—	$14,700	$1,689,859
Executive Vice President	2009	$475,000	—	$320,400	$131,600	$712,500	—	$9,800	$1,649,300
and Chief Marketing	2008	$464,605	—	$633,338	$275,000	—	—	$13,800	$1,386,743
Officer

Brian J. Linneman,	2010	$466,346	$133,334	$323,600	$207,600	$510,625	—	$14,700	$1,656,205
Executive Vice President	2009	$411,538	—	$320,400	$131,600	$623,798	—	$9,800	$1,497,136
and Chief Merchandising	2008	$384,192	—	$533,338	$275,000	—	—	$13,800	$1,206,330
Officer

Joseph M. Friebe,	2010	$319,231	—	$194,160	$124,560	$349,375	—	$14,700	$1,002,026
Executive Vice President,	2009	$278,608	—	$240,300	$98,700	$423,260	—	$9,800	$1,050,668
and President and Chief	2008	$267,000	—	—	$137,500	—	—	$13,800	$418,300
Executive Officer of
World’s Foremost Bank
____________________

(1)	For 2010, consists of cash retention awards paid to Messrs. Snyder and Linneman The retention awards are described under “Compensation Discussion and Analysis – 2008 Retention Awards.”

(2)	Reflects the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10, Share-Based Payment (“ASC 718”). For 2010, includes the grant date fair value of performance-based restricted stock units granted to our named executive officers. The performance criteria for fiscal 2010 performance-based restricted stock units is described under “Compensation Discussion and Analysis – Performance Criteria for Performance-Based Restricted Stock Units.”

(3)	Reflects the grant date fair value in accordance with ASC 718. Refer to Note 20 “Stock Based Compensation Plans and Employee Benefit Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 28, 2011, for the relevant assumptions used to determine the valuation of our option awards.

(4)	Consists of 401(k) Plan matching contributions for each of the named executive officers other than Mr. Millner. For Mr. Millner, 2010 consists of $32,885 in relocation expenses and $4,900 in 401(k) Plan matching contributions. For Mr. Millner, 2009 consists of $22,636 in relocation expenses and $13,860 in reimbursed legal fees related to his election as President and CEO.

     Grants of Plan-Based Awards

     The following table sets forth, as to our named executive officers, information concerning equity awards and awards granted under our Performance Bonus Plan during the fiscal year ended January 1, 2011.

							All Other	All Other
							Stock	Option
							Awards:	Awards:		Grant Date
							Number of	Number of		Fair Value
			Estimated Possible Payouts Under Non-Equity				Shares of	Securities	Exercise or	of Stock
			Incentive Plan Awards				Stock or	Underlying	Base Price of	and Option
		Grant	Floor	Threshold	Target	Maximum	Units	Options	Option Awards	Awards
Name	Award Type	Date	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)(1)
Thomas L. Millner	Annual Option	03/02/10	—	—	—	—	—	60,000	$16.18	$415,200
	Annual RSU	03/02/10	—	—	—	—	5,000	—	—	$80,900
	Annual PBRSU	03/02/10	—	—	—	—	35,000	—	—	$566,300
	Annual Cash	—	$400,000	$600,000	$1,000,000	$1,480,000	—	—	—	—
Ralph W. Castner	Annual Option	03/02/10	—	—	—	—	—	24,000	$16.18	$166,080
	Annual RSU	03/02/10	—	—	—	—	5,000	—	—	$80,900
	Annual PBRSU	03/02/10	—	—	—	—	11,000	—	—	$177,980
	Annual Cash	—	$212,500	$318,750	$425,000	$637,500	—	—	—	—
Patrick A. Snyder	Annual Option	03/02/10	—	—	—	—	—	30,000	$16.18	$207,600
	Annual RSU	03/02/10	—	—	—	—	5,000	—	—	$80,900
	Annual PBRSU	03/02/10	—	—	—	—	15,000	—	—	$242,700
	Annual Cash	—	$237,500	$356,250	$475,000	$712,500	—	—	—	—
Brian J. Linneman	Annual Option	03/02/10	—	—	—	—	—	30,000	$16.18	$207,600
	Annual RSU	03/02/10	—	—	—	—	5,000	—	—	$80,900
	Annual PBRSU	03/02/10	—	—	—	—	15,000	—	—	$242,700
	Annual Cash	—	$237,500	$356,250	$475,000	$712,500	—	—	—	—
Joseph M. Friebe	Annual Option	03/02/10	—	—	—	—	—	18,000	$16.18	$124.560
	Annual RSU	03/02/10	—	—	—	—	5,000	—	—	$80,900
	Annual PBRSU	03/02/10	—	—	—	—	7,000	—	—	$113,260
	Annual Cash	—	$162,500	$243,750	$325,000	$487,500	—	—	—	—
____________________

(1)	Reflects the grant date fair value of stock and option awards in accordance with ASC 718. Refer to Note 20 “Stock Based Compensation Plans and Employee Benefit Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 28, 2011, for the relevant assumptions used to determine the valuation of our option awards.

     Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth outstanding stock option awards, classified as exercisable or unexercisable, and stock awards for each of our named executive officers as of January 1, 2011.

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
									Number	Market or
				Equity					of	Payout
				Incentive					Unearned	Value of
	Number			Plan Awards:					Shares,	Unearned
	of	Number of		Number of			Number of		Units or	Shares,
	Securities	Securities		Securities			Shares or	Market Value	Other	Units or
	Underlying	Underlying		Underlying			Units of	of Shares or	Rights	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Units of Stock	That Have	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	That Have	Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(6)	(#)	($)(6)
Thomas L. Millner	37,240	74,480	(1)	—	$8.68	03/13/2017	97,166	$2,113,361	35,000	$761,250
	—	60,000	(2)	—	$16.18	03/02/2018
Ralph W. Castner	35,056	—		—	$9.13	07/27/2011	25,000	$543,750	11,000	$239,250
	4,754	—		—	$9.13	07/27/2011
	36,700	—		—	$13.34	05/01/2014
	7,340	—		—	$20.00	05/01/2014
	20,000	—		—	$20.00	04/14/2015
	22,000	5,500	(3)	—	$19.35	05/09/2016
	35,000	—		—	$22.37	05/15/2015
	20,000	10,000	(4)	—	$15.25	05/13/2016
	10,000	20,000	(5)	—	$8.01	03/02/2017
	—	24,000	(2)	—	$16.18	03/02/2018
Patrick A. Snyder	18,350	—		—	$13.34	05/01/2014	92,100	$2,003,175	15,000	$326,250
	20,000	—		—	$20.00	04/14/2015
	22,000	5,500	(3)	—	$19.35	05/09/2016
	35,000	—		—	$22.37	05/15/2015
	33,334	16,666	(4)	—	$15.25	05/13/2016
	13,333	26,667	(5)	—	$8.01	03/02/2017
	—	30,000	(2)	—	$16.18	03/02/2018
Brian J. Linneman	11,010	—		—	$9.13	07/27/2011	82,558	$1,795,637	15,000	$326,250
	38,535	—		—	$10.11	07/02/2012
	36,700	—		—	$13.34	05/01/2014
	20,000	—		—	$20.00	04/14/2015
	22,000	5,500	(3)	—	$19.35	05/09/2016
	35,000	—		—	$22.37	05/15/2015
	33,334	16,666	(4)	—	$15.25	05/13/2016
	13,333	26,667	(5)	—	$8.01	03/02/2017
	—	30,000	(2)	—	$16.18	03/02/2018
Joseph M. Friebe	9,175	—		—	$13.34	05/01/2014	25,000	$543,750	7,000	$152,250
	15,000	—		—	$20.00	04/14/2015
	16,000	4,000	(3)	—	$19.35	05/09/2016
	20,000	—		—	$22.37	05/15/2015
	16,667	8,333	(4)	—	$15.25	05/13/2016
	10,000	20,000	(5)	—	$8.01	03/02/2017
	—	18,000	(2)	—	$16.18	03/02/2018

____________________

(1)	Options vest in three equal annual installments beginning on March 13, 2010, and have an eight-year term.

(2)	Options vest in three equal annual installments beginning on March 2, 2011, and have an eight-year term.

(3)	Options vest at a rate of 20% per year beginning on May 9, 2007, and have a ten-year term.

(4)	Options vest in three equal annual installments beginning on May 13, 2009, and have an eight-year term.

(5)	Options vest in three equal annual installments beginning on March 2, 2010, and have an eight-year term.

(6)	Market value of shares calculated by multiplying $21.75, the closing price of our common stock on December 31, 2010, the last business day of fiscal 2010, by the number of shares.

     Option Exercises and Stock Vested

     The following table presents information regarding the exercise of stock options by our named executive officers and the number of shares acquired by them on the vesting of stock awards during the fiscal year ended January 1, 2011.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Thomas L. Millner	—	—	46,083	$783,872
Ralph W. Castner	33,590	$435,380	10,000	$161,800
Patrick A. Snyder	—	—	13,333	$215,728
Brian J. Linneman	9,175	$82,942	13,333	$215,728
Joseph M. Friebe	7,340	$66,574	10,000	$161,800

     Equity Compensation Plan Information as of Fiscal Year-End

     The following table summarizes, as of fiscal year-end 2010, information about our compensation plans under which equity securities of the Company are authorized for issuance.

	Number of	Weighted-	Number
	Securities	Average	of Securities
	to be Issued	Exercise Price	Remaining Available
	Upon Exercise	of	for Future Issuance
	of Outstanding	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans
Equity compensation plans approved by security holders	6,242,324 (1)	$13.56	4,113,648 (2)
Equity compensation plans not approved by security holders	203,886 (3)	$8.68	0
Total	6,446,210	$13.49	4,113,648 (2)
____________________

(1)	Includes 1,182,354 shares underlying outstanding restricted stock units (including performance-based restricted stock units). Because there is no exercise price associated with restricted stock units, such equity awards are not included in the weighted-average exercise price calculation.

(2)	Of these shares, 850,915 remain available for future issuance under our Employee Stock Purchase Plan and 3,262,733 remain available for future issuance under our 2004 Stock Plan.

(3)	The Company’s non-stockholder approved plan is the inducement exception plan pursuant to NYSE rules for awards granted to Thomas L. Millner, President and CEO, pursuant to his employment agreement (“Millner Inducement Exception Awards”), under which no further grants may be made. The Millner Inducement Exception Awards were made pursuant to the inducement award exception under the NYSE rules to induce an executive officer to join the Company. These awards were granted to Mr. Millner pursuant to his employment agreement and were made in order to attract and retain an executive of his unique caliber and experience. The Millner Inducement Exception Awards consist of: (i) 92,166 initial restricted stock units vesting ratably on March 13, 2010, March 13, 2011, and March 13, 2012; (ii) 46,083 annual restricted stock units vesting ratably on March 13, 2010, March 13, 2011, and March 13, 2012; and (iii) options to purchase 111,720 shares of common stock at $8.68 per share vesting ratably on March 13, 2010, March 13, 2011, and March 13, 2012. Because there is no exercise price associated with restricted stock units, such equity awards are not included in the weighted-average exercise price calculation.

     Employment Agreements

     In January 2004, we entered into an employment agreement with Mr. R. Cabela. Mr. R. Cabela agreed to serve in the executive position of Chairman of our Company. Under the employment agreement, Mr. R. Cabela currently receives an annual base salary of $283,184 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. R. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. R. Cabela’s employment agreement at any time for cause. Mr. R. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. R. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. R. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. R. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. R. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     In January 2004, we entered into an employment agreement with Mr. J. Cabela. Mr. J. Cabela agreed to serve in the executive position of Vice Chairman of our Company. Under the employment agreement, Mr. J. Cabela currently receives an annual base salary of $288,963 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. J. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. J. Cabela’s employment agreement at any time for cause. Mr. J. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. J. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. J. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. J. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. J. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     On March 18, 2009, in connection with Mr. Highby’s transition from President and CEO to a Vice Chairman, we entered into an employment agreement with Mr. Highby. Under the employment agreement, Mr. Highby will receive an annual base salary of $288,963 plus annual consulting fees of $200,000 through March 31, 2014. Pursuant to his employment agreement, Mr. Highby received a one-time grant of restricted stock units with a grant date fair value, as determined in accordance with ASC 718, of $288,963 on March 2, 2010. If we terminate Mr. Highby without cause or Mr. Highby resigns for good reason or as a result of death or disability during the term of the employment agreement, then Mr. Highby would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the amount of base salary and bonus Mr. Highby would have received through the end of the term of the employment agreement; and (iii) accelerated vesting of outstanding equity awards.

     On March 13, 2009, in connection with Mr. Millner’s election as our President and CEO and a director, we entered into an employment agreement with Mr. Millner. The employment agreement has a three-year term. Under the employment agreement, Mr. Millner receives an annual base salary of not less than $800,000. If we terminate Mr. Millner without cause or Mr. Millner resigns for good reason during the term of the employment agreement, then Mr. Millner would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the lesser of two years’ base salary or the amount of base salary Mr. Millner would have received through the end of the three-year term of the employment agreement; provided, however, that the severance shall not be less than one year’s base salary; (iii) accelerated vesting of outstanding equity awards; and (iv) a pro-rated bonus based on our achievement of applicable business performance objectives.

     Potential Payments Upon Termination or Change in Control

Management Change of Control Severance Agreements

     We have entered into agreements containing change in control severance provisions with our named executive officers. The terms of these agreements are substantially similar for each of our named executive officers. Under these agreements, if any of our named executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then they would be entitled to receive severance benefits equal to 2.99 times annual base salary and bonus, payable in a lump sum, and insurance benefits. The bonus element would be equal to the average of the last two incentive bonuses paid. Severance benefits are not payable if employment is terminated due to disability, retirement, or death.

     Each of these agreements also provides that any unvested stock options, restricted stock, or restricted stock units and other equity awards owned by such an executive, that did not vest upon the change in control pursuant to the terms of the applicable plan, would become fully vested and any non-competition and non-solicitation agreements we have with such an executive would automatically terminate. All confidentiality provisions, however, would remain in place.

     Generally, pursuant to these agreements, a “change in control” is deemed to occur upon:
  any acquisition (other than directly from the Company) of more than 50% of the combined voting power of the Company’s then outstanding voting securities by any “person” as defined in the Securities Exchange Act of 1934;

  the consummation of a sale or other disposition of all or substantially all of the assets of the Company, except for a sale after which the Board does not change;

  any merger, consolidation, or reorganization of the Company, unless the prior shareholders continue to own at least 51% of the outstanding equity interests of the Company;

  a complete liquidation or dissolution of the Company; or

  election of a Board at least a majority of which is not made up of directors as of the date of the change of control agreements or individuals approved by such directors.
     In addition, under Mr. Friebe’s agreement, a change of control includes change of control events similar to the first four listed above involving World’s Foremost Bank.

     Generally, pursuant to these agreements, “good reason” is deemed to exist when there is a:
  material diminution in the executive’s base compensation;

  material diminution in the executive’s authority, duties, or responsibilities;

  material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including, if the executive reports directly to the Board, a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Board;

  material diminution in the budget over which the executive retains authority; or

  change in the executive’s principal place of employment by a distance in excess of 100 miles.
     Generally, pursuant to these agreements, “cause” includes:
  the executive being charged with a felony;

  fraud, embezzlement, or theft by the executive relating to the Company;

  gross negligence (i.e., actions in bad faith, not merely an error in judgment) of the executive which is materially detrimental to the Company’s business; or

  failure by the executive to fulfill his duties as an employee of the Company that have not been remedied within 30 days after written notice of such failure or repeated failure to fulfill the same duties after having received two notifications regarding such failure from the Company.
     If a change in control had taken place on December 31, 2010, the last business day of fiscal 2010, and our named executive officers were terminated without cause or resigned for good reason as of such date, the estimated severance payments and benefits that would have been provided are as follows.

Name	Lump Sum Cash Payment ($)	Value of 18 Months Coverage for Health and Dental Insurance ($)(1)	Value of 24 Months Coverage for Life and Disability Insurance ($)(1)	Maximum Value of Accelerated Vesting of Stock Options ($)(2)	Maximum Value of Accelerated Vesting of Restricted Stock ($)(3)	Maximum Value of Accelerated Vesting of Restricted Stock Units ($)(4)	Maximum Value of Accelerated Vesting of Performance- Based Restricted Stock Units ($)(5)	Total ($)
Thomas L. Millner	$5,577,500	$21,636	$1,476	$1,307,654	—	$2,113,361	$761,250	$9,782,877
Ralph W. Castner	$2,818,166	$21,636	$1,476	$486,680	—	$543,750	$239,250	$4,110,958
Patrick A. Snyder	$3,485,531	$21,636	$1,476	$655,034	$1,314,418	$688,757	$326,250	$6,493,102
Brian J. Linneman	$3,289,671	$21,636	$1,476	$655,034	$1,106,880	$688,757	$326,250	$6,089,704
Joseph M. Friebe	$2,109,590	$21,636	$1,476	$438,825	—	$543,750	$152,250	$3,267,527
____________________

(1)	The health, dental, life, and disability insurance payments are calculated based on the current per employee pro rata costs accrued each month and any premiums payable to third party carriers.

(2)	The maximum value of accelerated vesting of stock options was calculated by multiplying the number of shares underlying unvested options by the closing price of our common stock on December 31, 2010, and then deducting the aggregate exercise price.

(3)	The maximum value of accelerated vesting of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by the closing price of our common stock on December 31, 2010.

(4)	The maximum value of accelerated vesting of restricted stock units was calculated by multiplying the number of shares of unvested restricted stock units by the closing price of our common stock on December 31, 2010.

(5)	The maximum value of accelerated vesting of performance-based restricted stock units was calculated by multiplying the number of shares of unvested performance-based restricted stock units by the closing price of our common stock on December 31, 2010. Vesting assumes the performance criteria had been satisfied.

Employment Agreements

     We have entered into employment agreements with Mr. Millner and Mr. Highby. We entered into an employment agreement with Mr. Millner to induce him to become our President and CEO. We entered into an employment agreement with Mr. Highby in connection with his transition from President and CEO to a Vice Chairman to insure a smooth transition.

     Under Mr. Millner’s employment agreement, if we terminate Mr. Millner without cause or Mr. Millner resigns for good reason during the term of the employment agreement, then Mr. Millner would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the lesser of two years’ base salary or the amount of base salary Mr. Millner would have received through the end of the three-year term of the Employment Agreement; provided, however, that the severance shall not be less than one year’s base salary; (iii) accelerated vesting of outstanding equity awards; and (iv) a pro-rated bonus based on our achievement of applicable business performance objectives.

     “Good reason” is deemed to exist under Mr. Millner’s employment agreement if there is material breach of the employment agreement by the Company that remains uncured for 30 days. Generally, pursuant to Mr. Millner’s employment agreement, “cause” includes: the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, a felony, or a misdemeanor involving moral turpitude or fraud; a material breach of the executive’s duty of loyalty; the executive’s material breach of the terms of the employment agreement; and the executive’s material failure or refusal to substantially perform his duties or adhere to the Company’s Business Code of Conduct and Ethics, or to follow the lawful directives of the Board.

     In the event that Mr. Millner was terminated without cause or resigned for good reason as of December 31, 2010, Mr. Millner would have received estimated severance payments and benefits pursuant to his employment agreement that would have been provided as follows.

Severance	$966,667
Accelerated vesting of outstanding equity awards	$4,182,265
Pro-rated bonus	$1,070,000
Total	$6,218,932

     Under Mr. Highby’s employment agreement, if we terminate Mr. Highby without cause or Mr. Highby resigns for good reason or as a result of death or disability during the term of the employment agreement, then Mr. Highby would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the amount of base salary and bonus Mr. Highby would have received through the end of the term of the employment agreement; and (iii) accelerated vesting of outstanding equity awards. We are also required to provide Mr. Highby with health insurance coverage through March 2014.

     “Good reason” is deemed to exist under Mr. Highby’s employment agreement if: there is an involuntary reduction in Mr. Highby’s base salary; there is a material reduction in or loss of employee benefits that Mr. Highby receives; the principal place of business that Mr. Highby performs his duties is relocated by more than 50 miles; or there is material breach of the employment agreement by the Company that remains uncured for 30 days. Generally, pursuant to Mr. Highby’s employment agreement, “cause” includes: the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, a felony, or a misdemeanor involving moral turpitude or fraud; a material breach of the executive’s duty of loyalty; the executive’s material breach of the terms of the employment agreement; and the executive’s material failure or refusal to substantially perform his duties or adhere to the Company’s Business Code of Conduct and Ethics, or to follow the lawful directives of the Board.

     In the event that Mr. Highby was terminated without cause or resigned for good reason or as a result of death or disability as of December 31, 2010, Mr. Highby would have received estimated severance payments and benefits pursuant to his employment agreement that would have been provided as follows.

Severance	$1,589,130
Accelerated vesting of outstanding equity awards	$2,043,920
Health Insurance Coverage	$46,878
Total	$3,679,928

     The proprietary matters, non-competition, and confidentiality provisions of Mr. Millner’s and Mr. Highby’s arrangements with us would survive the termination of either of their employment agreements for any reason.

1997 Stock Option Plan and 2004 Stock Plan

     We have granted stock options to our named executive officers under our 1997 Stock Option Plan (the “1997 Plan”) and stock options and restricted stock units to our named executive officers under our 2004 Stock Plan. In addition, we have granted restricted stock to certain of our named executive officers under our 2004 Stock Plan. The 1997 Plan and 2004 Stock Plan both contain certain change in control provisions. In the event of a change in control, the change in control provisions contained in these plans would operate independently of those contained in our management change of control severance agreements described above. If cash payments were made or option, restricted stock unit, and restricted stock vesting was accelerated under these plans as described below, our named executive officers would not receive the value of accelerated vesting of stock options, restricted stock units, and restricted stock listed in the table above under their management change of control severance agreements. In other words, the cash payments or accelerated vesting of stock options, restricted stock units, and restricted stock described below would be in lieu of the value of accelerated vesting of stock options, restricted stock units, and restricted stock listed in the table above.

     1997 Stock Option Plan. In the event of a change in control (as defined in the 1997 Plan), each outstanding option under the 1997 Plan would be canceled in return for a cash payment per share of common stock subject to that option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) equal to the highest price per share paid for our common stock in effecting that change in control less the option exercise price payable per share under the canceled option. If a change in control had taken place on December 31, 2010, the cash payment to each named executive officer for each outstanding option granted under the 1997 Plan would have been as follows using the closing price of our common stock on such date.

	1997 Stock Option Plan
	Number of
	Securities
	Underlying	Closing Price of	Option	Cash
	Outstanding	Common Stock	Exercise	Payment	Option
	Options	on Dec. 31, 2010	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Thomas L. Millner	—	—	—	—	—
Ralph W. Castner	35,056	$21.75	$9.13	$442,407	07/27/2011
	4,754	$21.75	$9.13	$59,995	07/27/2011
Patrick A. Snyder	—	—	—	—	—
Brian J. Linneman	11,010	$21.75	$9.13	$138,946	07/27/2011
	38,535	$21.75	$10.11	$448,547	07/02/2012
Joseph M. Friebe	—	—	—	—	—

     However, such cash payments would not have occurred if in the good faith discretion of the Compensation Committee those options were honored or assumed by the acquiring company or new rights substituted therefore to acquire fully-vested, publicly-traded securities of the acquiring company or its corporate parent at an exercise price per share which preserved the economic value of each such option immediately prior to the change in control.

     2004 Stock Plan. In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding option under the 2004 Stock Plan would become fully vested and exercisable or, at the discretion of the Compensation Committee, each outstanding option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) would be canceled in exchange for a payment in cash equal to the product of (i) the excess of the change in control price over the exercise price, and (ii) the number of shares of common stock covered by such option. If a change in control had taken place on January 1, 2011, the maximum value of accelerated vesting of stock options granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
Name	Number of Securities Underlying Outstanding Options (#)(1)		Closing Price of Common Stock on Dec. 31, 2010 ($)(2)	Option Exercise Price ($)(3)	Maximum Value of Accelerated Vesting of Stock Options ($)(2) minus (3) times (1)	Option Expiration Date
Thomas L. Millner	74,480	(1)	$21.75	$8.68	$973,454	03/13/2017
	60,000		$21.75	$16.18	$334,200	03/02/2018

Ralph W. Castner	5,500		$21.75	$19.35	$13,200	05/09/2016
	10,000		$21.75	$15.25	$65,000	05/13/2016
	20,000		$21.75	$8.01	$274,800	03/02/2017
	24,000		$21.75	$16.18	$133,680	03/02/2018

Patrick A. Snyder	5,500		$21.75	$19.35	$13,200	05/09/2016
	16,666		$21.75	$15.25	$108,329	05/13/2016
	26,667		$21.75	$8.01	$366,405	03/02/2017
	30,000		$21.75	$16.18	$167,100	03/02/2018

Brian J. Linneman	5,500		$21.75	$19.35	$13,200	05/09/2016
	16,666		$21.75	$15.25	$108,329	05/13/2016
	26,667		$21.75	$8.01	$366,405	03/02/2017
	30,000		$21.75	$16.18	$167,100	03/02/2018

Joseph M. Friebe	4,000		$21.75	$19.35	$9,600	05/09/2016
	8,333		$21.75	$15.25	$54,165	05/13/2016
	20,000		$21.75	$8.01	$274,800	03/02/2017
	18,000		$21.75	$16.18	$100,260	03/02/2018
____________________

(1)	We granted Mr. Millner these options pursuant to the inducement award exception under the NYSE rules to induce an executive officer to join the Company. These options are governed by the same terms and conditions as if they were granted pursuant to the 2004 Stock Plan.

     In the event the Compensation Committee selected the cash payment option, the cash payment to each named executive officer for each outstanding option granted under the 2004 Stock Plan would be as follows using the closing price of our common stock on January 1, 2011.

	2004 Stock Plan
Name	Number of Securities Underlying Unexercisable Options (#)(1)		Closing Price of Common Stock on Dec. 31, 2010 ($)(2)	Option Exercise Price ($)(3)	Cash Payment ($)(2) minus (3) times (1)	Option Expiration Date
Thomas L. Millner	111,720	(1)	$21.75	$8.68	$1,460,180	03/13/2017
	60,000		$21.75	$16.18	$334,200	03/02/2018

Ralph W. Castner	36,700		$21.75	$13.34	$308,647	05/01/2014
	7,340		$21.75	$20.00	$12,845	05/01/2014
	20,000		$21.75	$20.00	$35,000	04/14/2015
	27,500		$21.75	$19.35	$66,000	05/09/2016
	35,000		$21.75	$22.37	—	05/15/2015
	30,000		$21.75	$15.25	$195,000	05/13/2016
	30,000		$21.75	$8.01	$412,200	03/02/2017
	24,000		$21.75	$16.18	$133,680	03/02/2018

Patrick A. Snyder	18,350		$21.75	$13.34	$154,324	05/01/2014
	20,000		$21.75	$20.00	$35,000	04/14/2015
	27,500		$21.75	$19.35	$66,000	05/09/2016
	35,000		$21.75	$22.37	—	05/15/2015
	50,000		$21.75	$15.25	$325,000	05/13/2016
	40,000		$21.75	$8.01	$549,600	03/02/2017
	30,000		$21.75	$16.18	$167,100	03/02/2018

Brian J. Linneman	36,700		$21.75	$13.34	$308,647	05/01/2014
	20,000		$21.75	$20.00	$35,000	04/14/2015
	27,500		$21.75	$19.35	$66,000	05/09/2016
	35,000		$21.75	$22.37	—	05/15/2015
	50,000		$21.75	$15.25	$325,000	05/13/2016
	40,000		$21.75	$8.01	$549,600	03/02/2017
	30,000		$21.75	$16.18	$167,100	03/02/2018

Joseph M. Friebe	9,175		$21.75	$13.34	$77,162	05/01/2014
	15,000		$21.75	$20.00	$26,250	04/14/2015
	20,000		$21.75	$19.35	$48,000	05/09/2016
	20,000		$21.75	$22.37	—	05/15/2015
	25,000		$21.75	$15.25	$162,500	05/13/2016
	30,000		$21.75	$8.01	$412,200	03/02/2017
	18,000		$21.75	$16.18	$100,260	03/02/2018
____________________

(1)	We granted Mr. Millner these options pursuant to the inducement award exception under the NYSE rules to induce an executive officer to join the Company. These options are governed by the same terms and conditions as if they were granted pursuant to the 2004 Stock Plan.

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of options would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, such outstanding awards of options would not be canceled, their vesting and exercisability would not be accelerated, and there would be no payment in exchange for such awards.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding restricted stock unit under the 2004 Stock Plan would become fully vested. If a change in control had taken place on December 31, 2010, the maximum value of accelerated vesting of restricted stock units granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
Name	Number of Restricted Stock Units (#)(1)		Closing Price of Common Stock on Dec. 31, 2010 ($)(2)	Maximum Value of Accelerated Vesting of Restricted Stock Units ($)(1) times (2)
Thomas L. Millner	97,166	(1)	$21.75	$2,113,361
Ralph W. Castner	25,000		$21.75	$543,750
Patrick A. Snyder	31,667		$21.75	$688,757
Brian J. Linneman	31,667		$21.75	$688,757
Joseph M. Friebe	25,000		$21.75	$543,750
____________________

(1)	We granted Mr. Millner 92,166 of these restricted stock units pursuant to the inducement award exception under the NYSE rules to induce an executive officer to join the Company. These restricted stock units are governed by the same terms and conditions as if they were granted pursuant to the 2004 Stock Plan.

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of restricted stock units would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of the restricted stock units would not be accelerated.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding performance-based restricted stock unit under the 2004 Stock Plan would become fully vested (assuming the applicable performance criteria had been satisfied). If a change in control had taken place on December 31, 2010, the maximum value of accelerated vesting of performance-based restricted stock units granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
Name	Number of Performance- Based Restricted Stock Units (#)(1)	Closing Price of Common Stock on Dec. 31, 2010 ($)(2)	Maximum Value of Accelerated Vesting of Performance-Based Restricted Stock Units ($)(1) times (2)
Thomas L. Millner	35,000	$21.75	$761,250
Ralph W. Castner	11,000	$21.75	$239,250
Patrick A. Snyder	15,000	$21.75	$326,250
Brian J. Linneman	15,000	$21.75	$326,250
Joseph M. Friebe	7,000	$21.75	$152,250

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of performance-based restricted stock units would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of the performance-based restricted stock units would not be accelerated.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding share of restricted stock under the 2004 Stock Plan would become fully vested. Mr. Snyder held 60,433 shares of restricted stock as of December 31, 2010, and Mr. Linneman held 50,891 shares of restricted stock as of December 31, 2010. If a change of control had taken place on December 31, 2010, the maximum value of accelerated vesting of restricted stock granted under the 2004 Stock Plan for our two named executive officers who held restricted stock on such date would have been as follows using the closing price of our common stock on such date: Mr. Snyder, $1,314,418; and Mr. Linneman, $1,106,880.

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of restricted stock would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of the restricted stock would not be accelerated.

Retention Award Agreements

     On July 7, 2008, we entered into retention award agreements with Messrs. Snyder and Linneman. In the event of a change in control (as defined in the retention award agreements), the total amount of the cash retention awards would vest and become payable. If a change in control had taken place on December 31, 2010, Mr. Snyder would have received a payment of $158,333 and Mr. Linneman would have received a payment of $133,333.

     Compensation Risks

     We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

     The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:
  significant weighting toward long-term incentive compensation (stock options, restricted stock units, and performance-based restricted stock units) discourages excessive short-term risk taking. These long-term incentives are generally designed to increase in value based on stock price appreciation, which is determined by how the market values our common stock. Because of the strong link between stock price appreciation and how the market values our common stock, the Compensation Committee believes that significant weighting toward long-term incentive compensation helps to minimize the risk that our executive officers will take actions that could cause harm to the Company and its shareholders;

  annual cash bonus performance metrics are set to create sustainable long-term shareholder value. For fiscal 2010 and fiscal 2011, these metrics include earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales. Additional information concerning our fiscal 2010 and fiscal 2011 cash bonus opportunities can be found on page 21 under the heading “Our Fiscal 2010 Cash Bonus Opportunities Drove Strong Business Results” and on page 22 under the heading “Our Fiscal 2011 Cash Bonus Opportunities are Designed to Drive Strong Business Results”;

  annual cash bonus opportunities are capped by the Compensation Committee as discussed on page 22, which discourages our executive officers from solely focusing on short-term results;

  stock ownership and retention guidelines described under the heading “Our Stock Ownership Requirements and Prohibition of Hedging Risk of Stock Ownership Further Align the Interests of our Executive Officers with Shareholders” on page 25 discourage excessive risk taking and encourage our executive officers to focus on the creation of long-term value for shareholders rather than solely focusing on short-term results; and

  as a retailer, the Company does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

DIRECTOR COMPENSATION

     During 2010, we paid our non-employee directors an annual retainer of $35,000 and a fee of $2,500 for each Board meeting attended ($1,000 for meetings attended by telephone). We also paid the Lead Director an annual retainer of $10,000, the Chairman of the Audit Committee an annual retainer of $15,000, the Chairman of the Compensation Committee an annual retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee an annual retainer of $10,000. In addition, each member of the Audit Committee (including the Chairman) was paid an annual retainer of $15,000, each member of the Compensation Committee (including the Chairman) was paid an annual retainer of $10,000, and each member of the Nominating and Corporate Governance Committee (including the Chairman) was paid an annual retainer of $10,000. Directors who are employees of the Company receive no compensation for their service as directors.

     We promptly reimburse all non-employee directors for reasonable expenses incurred to attend Board meetings. In addition, non-employee directors are eligible to receive option grants under our 2004 Stock Plan. Under this plan, each of our non-employee directors is automatically granted an initial option to purchase 3,000 shares of our common stock upon the date the non-employee director first joins our Board. In addition, subject to certain restrictions in the plan, each non-employee director also will be automatically granted an annual option to purchase 3,000 shares of our common stock on the date immediately following our annual meeting of shareholders. The exercise price for each of these options will be the fair market value of the stock underlying the option on the date of the grant. The initial and annual option grants to non-employee directors vest on the first anniversary of the grant date.

     The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended January 1, 2011.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Theodore M. Armstrong	$94,500	—	$24,720	—	—	—	$119,220
John H. Edmondson	$81,445	—	$24,720	—	—	—	$106,165
John Gottschalk	$85,000	—	$24,720	—	—	—	$109,720
Reuben Mark	$90,917	—	$24,720	—	—	—	$115,637
Michael R. McCarthy	$109,500	—	$24,720	—	—	—	$134,220
Beth M. Pritchard (4)	—	—	—	—	—	—	—
____________________

(1)	Richard N. Cabela, the Company’s executive Chairman, James W. Cabela, the Company’s executive Vice Chairman, Dennis Highby, the Company’s executive Vice Chairman, and Thomas L. Millner, the Company’s President and CEO, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation received by Mr. Millner as an employee of the Company is shown in the Summary Compensation Table on page 26. Compensation received by Messrs. R. Cabela, J. Cabela, and Highby is not required to be presented in the Summary Compensation Table pursuant to the rules of the SEC because neither served as the Company’s principal executive officer or principal financial officer, or was one of the Company’s other three most highly compensated executive officers, at any time during fiscal 2010.

(2)	The amount shown is the amount earned during fiscal 2010 by our non-employee directors. Our non- employee directors are paid annual retainer amounts in four quarterly installments. These installments are paid at the beginning of each quarter. Fees earned for meeting attendance during a quarter are paid at the beginning of the following quarter. The amount shown includes $22,000 for each of Messrs. Armstrong and McCarthy for fees earned as a director of World’s Foremost Bank, our wholly-owned bank subsidiary.

(3)	Reflects the grant date fair value in accordance with ASC 718. Refer to Note 20 “Stock Based Compensation Plans and Employee Benefit Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 28, 2011, for the relevant assumptions used to determine the valuation of our option awards. As of January 1, 2011, each director had the following number of stock options outstanding: Mr. Armstrong, 13,000; Mr. Edmondson, 9,000; Mr. Gottschalk, 15,000; Mr. Mark, 15,000; Mr. McCarthy, 20,340; and Ms. Pritchard, 0.

(4)	Ms. Pritchard was appointed as a director on March 21, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 11, 2011 (except as noted below), the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer, and by all directors and executive officers as a group.

     Except as otherwise noted below, the address for those individuals for which an address is not otherwise indicated is c/o Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the common stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 69,102,288 shares of common stock outstanding as of April 11, 2011.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock as to which the person has the right to acquire beneficial ownership within 60 days of April 11, 2011, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

	Number of Shares	Percentage of Shares
	of Common Stock	of Common Stock
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% Shareholders
Richard N. Cabela (1)	8,362,280	12.1%
Mary A. Cabela (2)	7,411,908	10.7%
James W. Cabela (3)	11,726,260	17.0%
Dimensional Fund Advisors LP (4)	4,164,338	6.0%
Security Investors, LLC (5)	3,458,014	5.0%
Directors and Named Executive Officers
Thomas L. Millner (6)	165,768	*
Ralph W. Castner (7)	423,933	*
Patrick A. Snyder (8)	392,361	*
Brian J. Linneman (9)	404,129	*
Joseph M. Friebe (10)	166,804	*
Theodore M. Armstrong (11)	27,000	*
John H. Edmondson (12)	18,500	*
John Gottschalk (13)	222,711	*
Dennis Highby (14)	1,094,274	1.6%
Reuben Mark (15)	1,134,413	1.6%
Michael R. McCarthy (16)	3,143,371	4.5%
Beth M. Pritchard (17)	0	*
All Directors and Executive Officers (17 persons) (18)	27,448,376	38.8%
____________________

*	Less than 1% of total.

(1)	Includes (a) 7,083,211 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. R. Cabela has shared investment power and sole voting power, (b) 72,353 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. R. Cabela has shared investment power, but not voting power, (c) 779,769 shares of common stock held by the 2008 Mary A. Cabela Irrevocable Annuity Trust dated December 15, 2008, (d) 45,610 shares held by the 2003 M.A. Cabela Irrevocable Annuity Trust dated August 12, 2003, (e) 112,413 shares held by the 2002 M.A. Cabela Irrevocable Annuity trust dated May 8, 2002, (f) 45,000 shares of common stock held by the Cabela Family Foundation with respect to which Mr. R. Cabela has shared investment power and shared voting power, (g) 12,580 shares of common stock held in our 401(k) Plan, and (h) 26,203 shares of common stock owned by Mr. R. Cabela’s spouse.

(2)	Includes (a) 72,353 shares of common stock held by Cabela’s Family, LLC, with respect to which Mrs. Cabela has shared investment power and sole voting power, (b) 7,083,211 shares of common stock held by Cabela’s Family, LLC with respect to which Mrs. Cabela has shared investment power, but not voting power, (c) 45,000 shares of common stock held by the Cabela Family Foundation with respect to which Mrs. Cabela has shared investment power and shared voting power, and (d) 185,141 shares of common stock owned by Mrs. Cabela’s spouse.

(3)	Includes 10,402 shares of common stock held in our 401(k) Plan.

(4)	This is based on an Amendment to a Schedule 13G filed with the SEC on February 11, 2011, by Dimensional Fund Advisors LP, or Dimensional. According to the Schedule 13G, Dimensional had sole voting power with regard to 4,047,342 shares of common stock and sole investment power with regard to 4,164,338 shares of common stock as of December 31, 2010. Also according to the Schedule 13G, Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G states that Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	This is based on a Schedule 13G filed with the SEC on February 14, 2011, by Security Investors, LLC. According to the Schedule 13G, Security Investors, LLC had sole voting power with regard to 3,458,014 shares of common stock and sole investment power with regard to 3,458,014 shares of common stock as of December 31, 2010. The Schedule 13G states that Security Investors, LLC’s address is One Security Benefit Place, Topeka, Kansas 66636.

(6)	Includes 94,480 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011.

(7)	Includes (a) 119 shares of common stock held in our 401(k) Plan and (b) 219,596 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011.

(8)	Includes (a) 22,020 shares of common stock held by a Grantor Retained Annuity Trust, (b) 12,351 shares of common stock held in our 401(k) Plan, (c) 60,433 shares of restricted common stock with respect to which Mr. Snyder has voting power, but not investment power, and (d) 130,501 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011.

(9)	Includes (a) 314 shares of common stock held in our 401(k) Plan, (b) 50,891 shares of restricted common stock with respect to which Mr. Linneman has voting power, but not investment power, and (c) 255,412 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011.

(10)	Includes (a) 1,983 shares of common stock held in our 401(k) Plan and (b) 115,175 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011. The number of shares of common stock held in our 401(k) Plan is equal to Mr. Friebe’s April 11, 2011, account balance in the Cabela’s stock fund divided by the closing price of our common stock on April 11, 2011. The Cabela’s stock fund in our 401(k) Plan is unitized for those participants holding unrestricted stock and as such does not itself allocate a specific number of shares to participants.

(11)	Includes 13,000 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011. The address for Mr. Armstrong is 7730 Carondelet, Suite 103, St. Louis, Missouri 63105.

(12)	Includes 9,000 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011. The address for Mr. Edmondson is 12112 Rancho Vistoso Boulevard, Suite A-150, Oro Valley, Arizona 85755.

(13)	Includes 15,000 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011. The address for Mr. Gottschalk is 533 North 86th Street, Omaha, Nebraska 68114.

(14)	Includes (a) 14,595 shares of common stock held in our 401(k) Plan and (b) 558,550 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011.

(15)	Includes (a) 15,000 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011, and (b) 1,119,413 shares pledged as security. The address for Mr. Mark is c/o Colgate- Palmolive Company, 300 Park Avenue, New York, New York 10022.

(16)	Includes (a) 20,340 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011, (b) 3,032,016 shares of common stock held by MGL Holdings, LLC, or Holdings, and (c) 88,495 shares of common stock held by a grantor retained annuity trust. Holdings is a wholly-owned subsidiary of McCarthy Group, LLC, or MGL. McCarthy Capital Corporation is an indirectly wholly-owned subsidiary of MGL and also the manager of Holdings. Mr. McCarthy is the Chairman of MGL. The address for Mr. McCarthy is c/o McCarthy Group, LLC, First National Tower, 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102.

(17)	The address for Ms. Pritchard is Three Bottomley Crescent, New Albany, Ohio 43054.

(18)	Includes (a) 1,577,814 shares of common stock issuable upon exercise of stock options within 60 days of April 11, 2011, (b) 5,000 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 11, 2011, (c) 7,083,211 shares of common stock with respect to which our directors and executive officers have shared investment power and sole voting power, (d) 72,353 shares of common stock with respect to which our directors and executive officers have shared investment power, but not voting power, (e) 45,000 shares of common stock with respect to which our directors and executive officers have shared investment power and shared voting power, and (f) 111,324 shares of common stock with respect to which our directors and executive officers have voting power, but not investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership of our securities and changes in reported ownership. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended January 1, 2011, our officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

TRANSACTIONS WITH RELATED PERSONS

     The Audit Committee has adopted a policy and procedures for review, approval, and monitoring of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning more than five percent of any class of the Company’s voting securities, and any immediate family member of any of the foregoing). The policy covers any transaction, arrangement, or relationship in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect interest.

     Related person transactions must be approved or ratified by the Audit Committee. The Audit Committee will approve or ratify only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. In considering the transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

     The Audit Committee will annually review any previously approved or ratified related person transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transactions.

     Mr. Millner, our President and CEO, holds stock options to purchase shares of Bushnell Corporation, which he previously received while serving as a director of Bushnell. If Mr. Millner were to exercise these stock options, he would own significantly less than 1% of Bushnell. During fiscal 2010, in the ordinary course of business and in accordance with our normal sourcing procedures, we purchased products from Bushnell. Because of Mr. Millner’s insignificant ownership interest in Bushnell, this relationship is not a “related person” transaction under our policies and procedures or Item 404 of SEC Regulation S-K. Nonetheless, Mr. Millner asked the Nominating and Corporate Governance Committee to review and approve these transactions as a corporate governance best practice. The Nominating and Corporate Governance Committee has reviewed, ratified, and approved these transactions.

     In 2010, we paid $131,487 in salary and cash bonus to Matthew Highby, a son of Mr. Dennis Highby, a Vice Chairman. Mr. Matthew Highby was also granted restricted stock units with a grant date fair value (as determined in accordance with ASC 718) of $19,901. In 2010, Mr. Matthew Highby was also eligible to participate in all fringe benefit programs generally available to employees and his compensation is commensurate with that of his peers.

     In 2010, we paid $109,787 in salary and cash bonus to Sarah Kaiser, a daughter of Mr. Dennis Highby, a Vice Chairman. Ms. Kaiser was also granted restricted stock units with a grant date fair value (as determined in accordance with ASC 718) of $36,726. In 2010, Ms. Kaiser was also eligible to participate in all fringe benefit programs generally available to employees and her compensation is commensurate with that of her peers.

PROPOSAL TWO –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for fiscal 2011, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Deloitte for ratification by shareholders as a matter of good corporate practice.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

     Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. If the shareholders should fail to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2011, the Audit Committee will designate the Company’s independent registered public accounting firm for fiscal 2011.

     The following table shows the aggregate fees billed to us for professional services by Deloitte for fiscal years 2010 and 2009:

	Fiscal 2010	Fiscal 2009
Audit Fees	$1,034,800	$968,367
Audit-Related Fees	142,045	106,800
Tax Fees	25,947	44,311
All Other Fees	0	12,168
Total Fees	$1,202,792	$1,131,646

     A description of the types of services provided in each category is as follows:

     Audit Fees - For fiscal 2010 and 2009, includes fees for professional services and expenses relating to the audit of our annual financial statements, review of our quarterly financial information, and the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees - For fiscal 2010 and 2009, includes fees for professional services and expenses relating to work for our wholly-owned bank subsidiary, World’s Foremost Bank, as it relates to the bank’s securitization transactions. Fiscal 2009 also includes fees for professional services and expenses related to the filing of Registration Statements on Form S-8.

     Tax Fees - For fiscal 2010 and 2009, includes fees for professional services and expenses relating to work for World’s Foremost Bank associated with the bank’s original issue discount election for credit card fees. Fiscal 2010 also includes fees for professional services and expenses associated with the tax treatment of income related to economic development bonds. Fiscal 2009 also includes fees for professional services and expenses related to the Company’s operations in Hong Kong.

     All Other Fees - For fiscal 2009, consists of fees for professional services and expenses provided by Deloitte Consulting LLP related to procurement.

     None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

     The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also may pre-approve detailed types of audit-related and permitted tax and other services, subject to certain dollar limits, to be performed during the next twelve months. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis, subject to those exceptions that may be permitted by applicable law. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

PROPOSAL THREE –
ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) amended the Securities Exchange Act of 1934 (the “Exchange Act”) to require publicly-traded companies to conduct a non-binding shareholder advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K. As such, the Company is submitting this proposal, requesting that the shareholders approve the compensation of the Company’s named executive officers and the Company’s executive compensation policies and practices, all of which are set forth above in the Compensation Discussion and Analysis and related compensation tables and disclosures.

     As discussed in the Compensation Discussion and Analysis, our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers. We believe that our compensation programs provide such a link with shareholder value due to the following:
  Our short-term incentive plans are set on an annual basis, consisting of milestones which contribute to growth in shareholder value.

  Our long-term incentive plans are designed to reward executive officers for the achievement of long-term objectives, which result in an increase in shareholder value.

  Since a significant ownership stake in the Company leads to a strong alignment of interests with shareholders, our executive officers are subject to minimum stock ownership and retention guidelines as follows: our Chief Executive Officer is required to own stock equal in value to five times his annual base salary and Executive Vice Presidents are required to own stock equal in value to three times their annual base salary.

  Our Management Change of Control Severance Agreements with our executive officers contain a double trigger and any payments under these agreements are strictly tied to both a change in control and termination of employment.

  Our Management Change of Control Severance Agreements with our executive officers, if triggered, call for payments of less than three times annual base salary and bonus.

  We do not provide tax gross-ups to our executive officers.

  We recently amended our 2004 Stock Plan to prohibit the cash buyout of underwater options or stock appreciation rights without shareholder approval, and our 2004 Stock Plan has always prohibited the repricing of options without shareholder approval.

  Our executive officers receive retirement, health, and welfare benefits that are consistent with that of our other exempt employees and are not entitled to additional benefits.

  Our executive officers and directors are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.
     The objectives of our compensation programs are to: attract, motivate, and retain superior talent; ensure that compensation is commensurate with our performance and shareholder returns; provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and ensure that our executive officers and certain key personnel have financial incentives to achieve sustainable growth in shareholder value. Our Compensation Committee continually reviews our compensation programs to ensure such programs create an appropriate balance between executive compensation and shareholder value.

     The Company requests that you vote in favor of the compensation of the Company’s named executive officers and the Company’s executive compensation policies and practices, as set forth above in the Compensation Discussion and Analysis and related compensation tables and disclosures. Accordingly, the following resolution is submitted to the shareholders for a vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

     Although this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of this vote and consider such results when making future decisions related to executive compensation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL FOUR –
ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTE

     The Dodd-Frank Act amended the Exchange Act to require publicly-traded companies to submit to their shareholders, at least once every six years, an advisory vote as to how often the shareholders wish the Company to include in our Proxy Statement an advisory vote on executive compensation, similar to Proposal Three above. You may vote that we hold this advisory vote every year, every two years, or every three years. Alternatively, you may abstain.

     The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:
  As described in the Compensation Discussion and Analysis, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we grant equity awards with multi-year service periods to encourage our named executive officers to focus on long-term performance. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which is intended to constitute the majority of the compensation of our named executive officers;

  A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

  A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.
     Although this advisory vote on the frequency of executive compensation vote is non-binding, the Board and the Compensation Committee will review the results of this vote carefully. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL FIVE –
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY
VOTING AND OUTDATED REFERENCES TO CLASSIFIED BOARD OF
DIRECTORS

     After considerable discussion and consideration, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that it is consistent with best corporate governance practices and in the best interests of the Company and our shareholders to amend the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions and outdated references to the Company’s historic classified board structure.

     Currently, the Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3% of the outstanding stock of the Company entitled to vote at an election of directors to: (1) amend the Amended and Restated Bylaws of the Company; and (2) amend specified provisions of the Company’s Amended and Restated Certificate of Incorporation. The Board has unanimously approved, and recommends that our shareholders approve, the following amendments to the Company’s Amended and Restated Certificate of Incorporation:
  The second sentence of Article V would be revised to provide that the Amended and Restated Bylaws of the Company may be amended by the affirmative vote of holders of at least a majority of the outstanding shares of voting stock of the Company entitled to vote at an election of directors.

  The second sentence of Article IX would be deleted in its entirety. This sentence currently requires the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Company entitled to vote at an election of directors in order to repeal or amend in any respect the provisions set forth in Articles V, VI (excluding Section B thereof), VIII, and IX of the Company’s Amended and Restated Certificate of Incorporation. Upon deleting this sentence, an amendment to the Company’s Amended and Restated Certificate of Incorporation would be governed by the Delaware General Corporation Law, which requires that amendments to a company’s certificate of incorporation be approved by a majority of the outstanding stock entitled to vote thereon.
     Additionally, the Company’s Amended and Restated Certificate of Incorporation includes references to the Company’s historic classified board structure. At the Company’s 2006 Annual Meeting of Shareholders, our shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to gradually declassify the Board. Accordingly, the Board has unanimously approved, and recommends that our shareholders approve, the following amendments to the Company’s Amended and Restated Certificate of Incorporation:
  Article VI would be amended to delete all references to the Company’s historic classified board structure.
     A copy of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix C, with deletions to the Company’s Amended and Restated Certificate of Incorporation indicated by strikeouts and additions indicated by double underlining.

     Approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation proposed under this Proposal Five requires the affirmative vote of the holders of at least 66-2/3% of the outstanding stock of the Company entitled to vote at an election of directors. This supermajority vote is required because the Company’s Amended and Restated Certificate of Incorporation currently requires such a threshold to amend the indicated Articles. However, if this Proposal Five is approved by the requisite supermajority vote, only a simple majority vote of the outstanding shares of voting stock of the Company entitled to vote at an election of directors will be required for future amendments to the Company’s Amended and Restated Certificate of Incorporation. If the amendments to the Company’s Amended and Restated Certificate of Incorporation proposed under this Proposal Five are approved by the requisite supermajority vote, then these amendments will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL SIX –
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO ELIMINATE NONVOTING
COMMON STOCK

     After considerable discussion and consideration, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that it is consistent with best corporate governance practices and in the best interests of the Company and our shareholders to amend the Company’s Amended and Restated Certificate of Incorporation to eliminate the Class B nonvoting common stock from the Company’s Amended and Restated Certificate of Incorporation.

     Currently, the Company’s Amended and Restated Certificate of Incorporation allows the Company to issue up to 245,000,000 shares of Class B nonvoting common stock. This Class B nonvoting common stock was originally created to accommodate one of our pre-initial public offering investors who was a “regulated stockholder” and prohibited from owning our Class A voting common stock because of our ownership of World’s Foremost Bank. Our Class B nonvoting common stock has never been registered with the Securities and Exchange Commission and is not listed on the New York Stock Exchange. No shares of our Class B nonvoting common stock are currently outstanding and the provisions relating to our Class B nonvoting common stock are no longer necessary and serve no continuing purpose.

     The Board has approved, and recommends that our shareholders approve, the following amendments to the Company’s Amended and Restated Certificate of Incorporation:
  Article IV would be amended to delete all references to the Company’s Class B nonvoting common stock.

  Article IV would be amended to delete all defined terms that relate to the Company’s Class B nonvoting common stock.
     A copy of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix D, with deletions to the Company’s Amended and Restated Certificate of Incorporation indicated by strikeouts and additions indicated by double underlining.

     The Board believes that these changes remove provisions that are no longer operative or necessary and streamline and simplify the Company’s Amended and Restated Certificate of Incorporation. Therefore, the Board believes that these changes are in the best interests of our shareholders.

     Approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation proposed under this Proposal Six requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote at an election of directors. If the amendments to the Company’s Amended and Restated Certificate of Incorporation proposed under this Proposal Six are approved by the requisite majority vote, then these amendments will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING

     If you would like to present a proposal for possible inclusion in our 2012 Proxy Statement pursuant to the SEC’s rules, send the proposal to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Proposals must be received by December 28, 2011.

     Shareholders who want to bring business before the annual meeting of shareholders in 2012 other than through a shareholder proposal pursuant to the SEC’s rules must notify our Secretary in writing and provide the information required by the provision of our Amended and Restated Bylaws dealing with shareholder proposals. The notice must be received at our principal executive offices not less than 120 days or more than 150 days prior to the first anniversary of the 2011 annual meeting of shareholders. The requirements for such notice are set forth in our Amended and Restated Bylaws. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

     The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, shareholder proposals (including proposals omitted from the Proxy Statement and proxy card pursuant to the proxy rules of the SEC) and matters relating to the conduct of the Annual Meeting may be considered at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     Our Annual Report on Form 10-K, as filed by us with the SEC (excluding exhibits), is a portion of the Annual Report that is being furnished to our shareholders as set forth in the Notice of Internet Availability. Our Annual Report will be mailed to those shareholders who request to receive written proxy materials. However, such Annual Report, including the Annual Report on Form 10-K, is not to be considered part of this proxy solicitation material. A copy of exhibits to our Annual Report on Form 10-K will be provided upon request to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160 upon the payment of a reasonable fee to furnish such exhibits.

DATED: Sidney, Nebraska, April 26, 2011.

APPENDIX A

CABELA’S INCORPORATED
INDEPENDENCE GUIDELINES AND CATEGORICAL STANDARDS

     The Board intends that, except during periods of temporary vacancies, a majority of the directors will be independent directors, as independence is determined by the Board, based on the guidelines set forth below. Directors who do not satisfy these independence guidelines also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

     The Board has established the following guidelines to assist it in determining director independence, which conform to or exceed the independence requirements in the New York Stock Exchange listing requirements. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

     For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. In addition:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

ii.	A director who receives any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or whose immediate family member receives more than $100,000 per year in direct compensation, is not independent until three years after such compensation has been received.

iii.	A director who is affiliated with or employed by, or whose immediate family member is employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

v.	A director who is employed by, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

vi.	A director who has a direct or indirect material interest (as determined by the Board), or whose immediate family member has a direct or indirect material interest (as determined by the Board), in any transaction since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 is not independent until one year after completion of the transaction.

A-1

     The Board has determined that the following relationships are categorically immaterial and shall not disqualify a director or nominee from being considered independent.

i.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a company that makes or has made payments to, or receives or has received payments (other than contributions, if the entity is a tax–exempt organization) from, the Company for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded the greater of $1 million or 1% of such other company’s consolidated gross revenues for such year.

ii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a bank, savings and loan association, insurance company, or other institutional lender that makes or has made loans to the Company (which shall include the purchase of notes or other debt instruments), and the amount of such loans has not within any of such lender’s three most recently completed fiscal years exceeded 1% of such lender’s, or 10% of the Company’s, consolidated gross assets.

iii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a paid advisor, paid consultant, or paid provider of professional services to any member of the Company’s senior management or Board, or any immediate family member of a member of the Company’s senior management or Board, and the amount of such payments has not within any of such firm’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such other firm’s consolidated gross revenues for such year.

iv.	A director, or an immediate family member of a director, is a trustee, fiduciary, director, or officer of a tax-exempt organization to which the Company contributes, and the contributions to such organization by the Company have not within any of such organization’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such organization’s consolidated gross revenues for such year.

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APPENDIX B

CABELA’S INCORPORATED
QUALIFICATIONS AND SPECIFIC QUALITIES AND SKILLS REQUIRED FOR DIRECTORS

Board Membership Criteria

     The Nominating and Corporate Governance Committee works with the Board on a regular basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and appropriate experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a growing publicly traded company in today’s business environment, understanding of the Company’s business, educational and professional background, and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Personal Characteristics and Core Competencies of Directors

     Individual directors should possess all of the following personal characteristics:
  Integrity and Accountability - Character is the primary consideration in evaluating any Board member. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.

  Informed Judgment - Board members should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.

  Financial Literacy - One of the important roles of the Board is to monitor the Company’s financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and cash flow statement, and understand the use of financial ratios and other indices for evaluating Company performance.

  Mature Confidence - The Board functions best when directors value Board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Board members should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion.

  High Performance Standards - In today’s highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Board members should have a history of achievements that reflect high standards for themselves and others.

  Passion - Directors should be passionate about the performance of the Company, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of the Company and a camaraderie among the Board that both challenges and inspires the Company’s employees.
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  Creativity - Success in the retail business will ultimately go to the participants who adapt quickly to changing environments and implement creative solutions to the significant challenges faced by industry participants. Board members should possess the creative talents needed to augment those of management.
Core Competencies of the Board as a Whole

       To adequately fulfill the Board’s complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving the Company’s strategic plan, a host of core competencies need to be represented on the Board. The Board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains.
  Accounting and Finance - Among the most important missions of the Board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.

  Business Judgment - Stockholders rely on directors to make sensible choices on their behalf. Directors should have a record of making good business decisions in the corporate sector.

  Management - To monitor corporate management, the Board needs to understand management trends in general and industry trends in particular. The Board should have one or more directors who understand and stay current on general management “best practices” and their application in complex, rapidly evolving business environments.

  Crisis Response - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on Company performance.
  Boards should have one or more directors who have the ability and time to perform during periods of both short-term and prolonged crises.

  Industry Knowledge - Companies continually face new opportunities and threats that are unique to their industries. The Board should have one or more members with appropriate and relevant industry-specific knowledge.

  Leadership - Ultimately, a company’s performance will be determined by the directors’ and CEO’s ability to attract, motivate and energize a high-performance leadership team. The Board should have one or more directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

  Strategy and Vision - A key Board role is to approve and monitor Company strategy to ensure the Company’s continued high performance. The Board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions and continuously challenging the organization to sharpen its vision.
B-2

APPENDIX C

RESTATED CERTIFICATE OF INCORPORATION
(EXCERPT)

     The following is marked to show proposed amendments to ARTICLE V, ARTICLE VI, and ARTICLE IX of the Amended and Restated Certificate of Incorporation of Cabela’s Incorporated pursuant to Proposal Five.

ARTICLE V

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws. In addition, the Bylaws may be amended by the affirmative vote of holders of at least ~~sixty-six and two-thirds percent (66 2 / 3%)~~ a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE VI

     ~~A.~~ The number of directors of the Corporation shall be determined by resolution of the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the GCL.~~B. Until the 2008 annual meeting of stockholders, the directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of Class I directors shall end on the date of the annual meeting held in calendar year 2008, the term of office of Class II directors shall end on the date of the annual meeting held in calendar year 2006, and the term of office of Class III directors shall end on the date of the annual meeting held in calendar year 2007. The term of each director elected at and after the 2006 annual meeting shall end at the first annual meeting following his or her election. Commencing with the annual meeting in 2008, the classification of the Board shall terminate, and all~~7 All directors shall be of one class and shall serve for a term ending at the annual meeting following the annual meeting at which the director was elected.

     ~~C.~~ Vacancies occurring on the Board of Directors for any reason may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and until such director’s successor shall have been duly elected and qualified. A director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Corporation entitled to vote at an election of directors. ~~Notwithstanding the foregoing, a Class I, Class II, or Class III director may only be removed for cause by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Corporation entitled to vote at an election of directors~~.

ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provisions set forth in Articles V, VI (excluding Section B thereof), VIII and IX of this Certificate may not be repealed or amended in any respect without the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Corporation entitled to vote at an election of directors.~~

C-1

APPENDIX D

RESTATED CERTIFICATE OF INCORPORATION
(EXCERPT)

     The following is marked to show proposed amendments to ARTICLE IV of the Amended and Restated Certificate of Incorporation of Cabela’s Incorporated pursuant to Proposal Six.

ARTICLE IV

     A. Authorized Shares. The total number of shares of capital stock which the Corporation is authorized to issue is ~~500,000,000~~255,000,000 shares, consisting of ~~490,000,000 shares of common stock, par value $0.01 per share, of which~~ (i) 245,000,000 shares ~~are designated as~~ of Class A Common Stock, par value $0.01 per share, (the “Class A Common Stock”)~~, (ii) 245,000,000 shares are designated as Class B Common Stock, par value $0.01 per share, (the “Class B Common Stock”), and (iii~~ and (ii) 10,000,000 shares are designated as Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

     All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock are as set forth in this Article IV.

     The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to provide for the issuance of shares of Preferred Stock in series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and to fix the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     No stockholder of the Corporation shall have preemptive rights to purchase any Securities proposed to be issued by the Corporation. Cumulative voting for the election of directors shall not be permitted.

     B. Definitions. As used in this Certificate, the following capitalized terms have the following meanings:

     ~~“Affiliate” means, with respect to any Person, (i) a director, trustee, managing member or executive officer, of such Person or any Person identified in clause (iii) below, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. As used in this definition, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.~~

     ~~“Applicable Law” with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.~~“Bylaws” means the Bylaws of the Corporation, as amended and in effect from time to time.

     “Board” and “Board of Directors” mean the Board of Directors of the Corporation.

~~“Business Day” means any day that is not (a) a Saturday, Sunday or legal holiday, or (b) a day on which banks are not required to be open in New York, New York or Sidney, Nebraska~~

     “Certificate” means this Amended and Restated Certificate of Incorporation, as amended from time to time.

     “Class A Common Stock” has the meaning ascribed to it in Section A of this Article IV

     ~~“Class B Common Stock” has the meaning ascribed to it in Section A of this Article IV.~~

     “Common Stock” means, collectively, the common stock, par value $0.01 per share of the Corporation, including the Class A Common Stock~~, the Class B Common Stock~~ and any other class of capital stock of the Corporation hereafter authorized that is not preferred with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any Liquidation, dissolution or winding up of the Corporation over any other class of capital stock.

     ~~“Conversion Event” shall mean (a) any public offering or public sale of Securities of the Corporation (including an Initial Public Offering, a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of Securities of the Corporation to a Person or group of Persons if, after such sale, such Person or group of Persons in the aggregate would own or control Securities of the Corporation which possess in the aggregate the ordinary voting power to elect a majority of the Corporation’s directors (provided that such sale has been approved by the Corporation’s Board of Directors or an authorized committee thereof), (c) any sale of Securities of the Corporation to a Person or group of Persons if, after such sale, such Person or group of Persons in the aggregate would own or control Securities of the Corporation (excluding any Class B Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation’s directors, (d) with respect to any Regulated Stockholder any sale of Securities of the Corporation by such Regulated Stockholder to a Person or group of Persons if, after such sale, such Person or group of Persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding Securities of any class of voting Securities of the Corporation and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a Person or group of Persons in the aggregate would own or control Securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors (provided that the transaction has been approved by the Corporation’s Board of Directors or a committee thereof).~~

     ~~“Converted Shares” has the meaning ascribed to it in Section D.1(a) of this Article IV.~~

     ~~“Converting Shares” has the meaning ascribed to it in Section D.1(a) of this Article IV.~~

     “Corporation” has the meaning ascribed to it in Article I.

     ~~“Deferral Notice” has the meaning ascribed to it in Section D.1(b) of this Article IV.~~

     ~~“Deferral Period” has the meaning ascribed to it in Section D.1(b) of this Article IV.~~

     ~~“Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case, whether of the United States of America or any political subdivision thereof, or of any other country.~~

     ~~“Initial Public Offering” means an underwritten initial public offering for the account of the Corporation and/or holders of Common Stock pursuant to a registration statement filed under the Securities Act.~~

     ~~“Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.~~

     ~~“Permitted Regulatory Amount” means, with respect to any Regulated Stockholder, that amount which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any Governmental Authority at the time applicable to such Regulated Stockholder and its Affiliates and has given the Corporation written notice thereof.~~

     ~~“Person” shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.~~

     “Preferred Stock” has the meaning ascribed to it in Section A of this Article IV.

     ~~“Regulated Stockholder” means any Person that has given written notice to the Corporation that such Person is a Regulated Stockholder.~~

     ~~“Restricted Stock” means, with respect to any Regulated Stockholder, any outstanding shares of Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided , however , that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any Subsidiary of the Corporation; and provided , further , that the Corporation shall have no responsibility for determining whether any outstanding shares of Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.~~

     ~~“Sale of the Company” means (i) the sale or transfer (in one or a series of related transactions) of all or substantially all of the Corporation’s assets to a Person or group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Corporation to one or more Persons or group of Persons acting in concert, or (iii) the merger or consolidation of the Corporation with or into another Person, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Company.~~

     “Securities” means “securities” as defined in Section 2(a)(1) of the Securities Act of 1933 as amended, or any similar federal law then in force, and includes capital stock or other equity interests or any options, warrants or other Securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

     ~~“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.~~

     ~~“Securities and Exchange Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.“Subsidiary” of any Person means any other Person (i) whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination~~

~~is being made, owned or controlled by such Person either directly or indirectly by such Person or through one or more other entities constituting Subsidiaries, (ii) more than a 50% interest in the profits, losses or capital of whom is, at the time as of which any determination is being made, owned or controlled by such Person either directly or indirectly by such Person or through one or more other entities constituting Subsidiaries or (iii) any Person whose assets, or portions thereof, are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States as in effect from time to time.~~

     C. Common Stock. Except as otherwise provided herein or as may otherwise be provided by ~~Applicable Law~~applicable law, the holders of Common Stock shall have exclusively all rights of stockholders, including (i) the right to receive ratably and equally (based upon the number of shares of Common Stock held by such holders) dividends, when and as declared by the Board of Directors out of assets legally available therefor, ~~and~~ (ii) in the event of any voluntary or involuntary distribution of assets upon a ~~Liquidation~~any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or otherwise, the right to receive ratably and equally (based upon the number of shares of Common Stock held by such holders) all the assets and funds of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation~~.~~, and (iii) the right to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. The Common Stock shall possess full and complete voting power for the election of directors.

~~1) Voting Rights.~~

~~(a) Class A Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder. The Class A Common Stock shall possess full and complete voting power for the election of directors.~~

~~(b) Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of Class B Common Stock shall have the right to vote as a separate class on a Liquidation of the Corporation, a Sale of the Company or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting Securities which are otherwise identical on a per share basis in amount and form to the voting Securities received with respect to or exchanged for the Class A Common Stock so long as (i) such non-voting Securities are convertible into such voting Securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock and (ii) all other consideration is identical to that received by the Class A Common Stock on a per share basis. Notwithstanding the foregoing, holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment to this Section C.1(b) and on any amendment, repeal or modification of any provision of this Certificate or Bylaws that adversely affects the powers, preferences or rights of the holders of the Class B Common Stock.~~

     ~~2) Dividends and Distributions. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock, share and share alike; provided , however , that (i) in the case of dividends or distributions payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or Securities convertible into or exchangeable for~~

~~shares of such Common Stock, the shares, options, warrants, rights or Securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or Securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if such dividends or distributions consist of other voting Securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder’s request, dividends or distributions consisting of non-voting Securities of the Corporation which are otherwise identical to the voting Securities and which are convertible into or exchangeable for such voting Securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.~~

     ~~3) Liquidation. In the event of any Liquidation of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably (based on the number of shares of Common Stock held by each such holder), share and share alike, in the remaining net assets of the Corporation.~~

     ~~4) Conversion.~~

~~(a) Conversion of Class A Common Stock into Class B Common Stock. Subject to and upon compliance with the provisions hereof, any stockholder shall be entitled, without payment of any additional consideration, to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such stockholder into the same number of shares of Class B Common Stock. If at any time after any Regulated Stockholder converts Class B Common Stock into Class A Common Stock, a transaction or other event occurs which would result in such Regulated Stockholder holding shares of Class A Common Stock in excess of such Regulated Stockholder’s Permitted Regulatory Amount, a sufficient number of shares of Class A Common Stock shall automatically be converted to shares of Class B Common Stock so that such Regulated Stockholder does not own shares of Class A Common Stock in excess of such Regulated Stockholder’s Permitted Regulatory Amount.~~

~~(b) Conversion of Class B Common Stock into Class A Common Stock.~~

     ~~(i) Subject to and upon compliance with the provisions hereof, each record holder of Class B Common Stock shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all of the shares of such holder’s Class B Common Stock into the same number of fully paid and nonassessable shares of Class A Common Stock; provided, however, that Class B Common Stock constituting Restricted Stock with respect to a particular Regulated Stockholder may not be converted into Class A Common Stock to the extent that, immediately prior thereto, or as a result of such conversion, the number of shares of Class A Common Stock which constitute such Restricted Stock held by such Regulated Stockholder would exceed such Regulated Stockholder’s Permitted Regulatory Amount; and, provided further, however, that each holder of Class B Common Stock that is a Regulated Stockholder may convert its shares of Class B Common Stock into Class A Common Stock in excess of the Permitted Regulatory Amount if such Regulated Stockholder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event and such Regulated Stockholder agrees not to vote any such shares of Class A Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Class B Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Common Stock which constitute Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares of Restricted Stock as to the existence of such restrictions.~~

     ~~(ii) Notwithstanding any provision of this Section 4(b) to the contrary, each holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder’s reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder~~

~~to participate in such Conversion Event. The Corporation will not cancel the shares of Class B Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.~~

~~D Miscellaneous.~~

~~1) Conversion Procedures.~~

~~(a) Mechanics. Each conversion of shares of any class of capital stock of the Corporation into shares of another class of capital stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the “Converting Shares”) at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the “Converted Shares”). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to a Deferral Period, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to a Deferral Period, the conversion shall be deemed to be effective upon the expiration of the Deferral Period) and the Person or Persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of Converted Shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any Applicable Law or any requirements of any domestic Securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares;~~

~~provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted.~~

~~(b) Notice of Conversion to Other Regulated Stockholders; Deferral. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of outstanding Securities owned or controlled by any Regulated Stockholder or cause such Regulated Stockholder to own voting Securities of the Corporation in excess of such Regulated Stockholder’s Permitted Regulatory Amount (other than any such stockholder which requested that the Corporation take such action in accordance with the provisions of this Certificate, or which otherwise waives in writing its rights under this Section D.1(b)), unless the Corporation gives written notice (the “Deferral Notice”) of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the “Deferral Period”) after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects, in accordance with the provisions of this Certificate, to convert any shares of Common Stock, it shall notify the Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this Section D.1(b) at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this Section D.1(b), the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.~~

~~(c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of each class of capital stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of any other class of capital stock hereunder, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of such other class which may be converted.~~

~~(d) Stock Splits, Stock Dividends, Etc.~~

     ~~(i) The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of any class of Common Stock unless all such subdivisions and combinations shall be payable to the holder of shares of any class of capital stock of the Corporation only in shares of such class of capital stock.~~

     ~~(ii) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common Stock, or the Class B Common Stock, then the outstanding shares of each other classes of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.~~

     ~~(iii) In case of any reorganization, reclassification or change of shares of any class of capital stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of any class of capital stock), each holder of a share of any class of capital stock shall have the right at any time thereafter, so long as the conversion right hereunder with~~

~~respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other Securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of such class of capital stock into which such shares might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock and Class B Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other Securities and property deliverable upon conversion of such shares of Class A Common Stock or Class B Common Stock into which such Class A Common Stock or Class B Common Stock might have been converted immediately prior to such event.~~

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 8, 2011
10:00 a.m. Mountain Time

Sidney High School
1122 19th Avenue
Sidney, Nebraska 69162

Cabela’s Incorporated One Cabela Drive Sidney, Nebraska 69160	proxy

This proxy is solicited by the Board of Directors of Cabela’s Incorporated (the “Company”) for use only at the Annual Meeting of Shareholders to be held on June 8, 2011, and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Ralph W. Castner and Brent LaSure, and each of them acting in the absence of the other, as proxies, with full power of substitution, to vote your shares of the Company’s common stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting of Shareholders to be held at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162, on Wednesday, June 8, 2011, at 10:00 a.m. Mountain Time, and any adjournment thereof, in accordance with the instructions on the reverse hereof.

If you participate in the Company’s 401(k) Savings Plan (“401(k) Plan”) and had contributions invested in the Company’s common stock on April 11, 2011, this proxy will serve as voting instructions for the trustee of the 401(k) Plan. If no instructions are given, or if this proxy is not received by our transfer agent by June 3, 2011, your shares held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET
www.eproxy.com/cab
Use the Internet to vote your proxy until
12:00 p.m. (CDT) on June 7, 2011. Please
have your proxy card and the last four digits
of your Social Security Number or Tax
Identification Number available. Follow the
simple instructions to obtain your records
and create an electronic ballot.

PHONE
1-800-560-1965
Use a touch-tone telephone to vote
your proxy until 12:00 p.m. (CDT) on June 7,
2011. Please have your proxy card and the
last four digits of your Social Security
Number or Tax Identification Number
available. Follow the simple voice
instructions to vote your proxy.
MAIL
Mark, sign, and date your proxy card
and return it in the postage-paid
envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 5, and 6 and 3 years for Item 4.
1.	Election of directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	Theodore M. Armstrong				06	Dennis Highby

	02	Richard N. Cabela				07	Reuben Mark

Please fold here – Do not separate

03	James W. Cabela	08	Michael R. McCarthy

04	John H. Edmondson	09	Thomas L. Millner

05	John Gottschalk	10	Beth M. Pritchard

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011.	For	Against	Abstain

3.	An advisory vote on executive compensation.	For	Against	Abstain

4.	An advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years.	3 Years	2 Years	1 Year	Abstain

5.	Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting.	For	Against	Abstain

6.	Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate nonvoting common stock.	For	Against	Abstain

7.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 8, 2011
10:00 a.m. Mountain Time

Sidney High School
1122 19th Avenue
Sidney, Nebraska 69162

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on Wednesday, June 8, 2011.

Notice is hereby given that the Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) will be held at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162, on Wednesday, June 8, 2011, at 10:00 a.m. Mountain Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/cab

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 27, 2011 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.
The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 5, and 6 and 3 years for Proposal 4:
1.	Election of Directors
	01 Theodore M. Armstrong	04 John H. Edmondson	07 Reuben Mark
	02 Richard N. Cabela	05 John Gottschalk	08 Michael R. McCarthy
	03 James W. Cabela	06 Dennis Highby	09 Thomas L. Millner
10 Beth M. Pritchard
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011.
3.	An advisory vote on executive compensation.
4.	An advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years.
5.	Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting.
6.	Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate nonvoting common stock.
7.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/cab

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on June 7, 2011.
  Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement, and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/cab. Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “CAB Materials Request” in the subject line.
The email must include:

  The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
  If you choose email delivery you must include the email address.
  If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.